CELCOR, INC.
                          1800 BLOOMSBURY AVENUE
                         OCEAN, NEW JERSEY  07712

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     (to be held on January 25, 1996)

             Notice is hereby given that a special meeting of stockholders of Celcor, Inc. (the "Company") will be held on January 25, 1996 at 10:00 a.m., eastern time, at the Sheraton LaGuardia East, 135-20 39th Avenue, Flushing, New York, to:
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             1. Consider and act upon a proposal to approve an Agreement and Plan of Merger dated as of March 15, 1995, between Northeast (USA) Corp. ("Northeast"), a New York corporation, the stockholders of Northeast and the Company, which provides for, among other things: (i) the merger of Northeast with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; and (ii) the conversion of each outstanding share of common stock, no par value, of Northeast into 10,000 shares of common stock, par value $.001 per share, of the Company ("Celcor Common Stock"); all as more fully described in the attached Proxy Statement;

             2. Elect seven persons to serve as directors of the Company, each such director to serve for a period of one year and thereafter until his successor shall have been duly elected and shall have qualified;

             3.     (A)  Ratify the issuance by the Company of 275,000  shares of its Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock"), issued by the Company in June, 1994; and (B) approve an amendment to the Company's certificate of incorporation expressly authorizing the board of directors of the Company to establish the rights, preferences and limitations of any other class or series of preferred stock which may be
issued  in  the  future  (none  is  presently  contemplated).   The  Series  C
Preferred Stock was issued to 13 individual investors in a private placement. The purpose of the offering was to fund ongoing administrative expenses of the Company and to provide a source of money which could be used to help finance an acquisition or merger.

             4. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.



             The board of directors has fixed December 14, 1995 as the record date for the special meeting and only holders of record of Celcor
Common Stock at the close of business on that date will be entitled to receive notice of and to vote at the special meeting or any adjournment or adjournments thereof.

             Pursuant to the provisions of the Delaware General Corporation Law, holders of Celcor Common Stock and Preferred Stock will have statutory dissenters' rights with respect to the Merger. A copy of Section 262 of the Delaware General Corporation Law is annexed to this Proxy Statement as Exhibit A. Stockholders are advised that they must follow the procedures set forth therein in order to properly perfect their right to dissent from the Merger.

             The affirmative vote of a majority of the outstanding shares of Celcor Common Stock is required to approve the Merger and the other proposals described above. A form of proxy is enclosed for use at the Special Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary, or by submitting a duly executed later dated proxy.

             All stockholders are requested to complete, sign, date and return the enclosed Proxy promptly, whether or not they expect to attend the special meeting.


                                          By   Order   of   the   Board   of
Directors




                                          ___________________________________
                                          Stephen E. Roman, Jr., Secretary
                                          Ocean, New Jersey


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON.
                        PRELIMINARY PROXY STATEMENT

                               CELCOR, INC.
                          1800 Bloomsbury Avenue
                         Ocean, New Jersey  07712

             The following Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Celcor, Inc. (the "Company" or "Celcor"), a Delaware corporation. The proxies will be used at a special meeting of stockholders of the Company (the "Special Meeting") which will be held at the Sheraton LaGuardia East, 135-20 39th Avenue, Flushing, New York on Thursday, January 25, 1996 at 10:00 a.m.

             Proxies are being solicited from stockholders of record of the Company in order to (i) consider and act upon an Agreement and Plan of Merger, dated as of the 15th day of March, 1995 (the "Merger Agreement"), a copy of which is annexed hereto as Exhibit B, by and between the Company, Northeast (USA) Corp. ("Northeast") and the stockholders of Northeast providing, among other things, for the merger of Northeast with and into the Company (the "Merger"); (ii) elect seven persons to serve as directors of the Company; (iii) ratify the issuance by the Company of 275,000 Shares of its Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock"); and (iv) approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation"), expressly authorizing the board of directors of the Company to establish the rights, preferences and limitations of any other class or series of preferred stock which may be issued in the future (none is presently contemplated).

             Each share of Series C Preferred Stock may be converted into three shares of Celcor Common Stock. Accordingly, 825,000 shares of Celcor Common Stock would be issuable upon full conversion of the Series C Preferred Stock. Such shares would represent 19.7% of the outstanding Celcor Common Stock (13.9% of the outstanding shares after giving effect to the additional shares issuable in connection with the Merger.)

             Upon  the  consummation of the Merger Agreement,  Northeast  will be  merged  with  and  into the Company, with the Company  continuing  as  the surviving corporation. Each outstanding share of common stock, no par value of Northeast ("Northeast Common Stock"), other than shares held by Northeast stockholders who dissent from the Merger ("Dissenting Shares"), will be converted into the right to receive 10,000 shares of Celcor common stock, par value $.001 per share (the "Celcor Common Stock"). Counsel for Celcor has furnished an opinion that the Merger will constitute a reorganization for federal income tax purposes.

             The  exchange  rate  which  will be utilized  in  the  Merger  of
10,000 shares of Celcor Common Stock for each outstanding share of Northeast Common Stock is the result of negotiations between the two companies and reflects the judgment of the board of directors of the Company, based upon the advice of its financial advisor, concerning the relative value of the Northeast Common Stock and the Celcor Common Stock, taking into consideration such factors as the market value of the Celcor Common Stock, the value of Northeast's assets (its stock is not publicly traded), and the value of Northeast's business and future prospects.

             In establishing the exchange ratio which is being utilized, the Board believed that the value of the Celcor Common Stock which will be received by the Northeast stockholders is between $500,000 and $1.1 million (based upon the high and low bid price reported at the time the Merger Agreement was signed). The net tangible book value of Northeast at the time the Merger Agreement was signed was negative. However, based upon an analysis prepared by the Company's financial advisor, in which comparable transactions and comparable companies were evaluated and a discounted cash flow analysis was performed utilizing Northeast's projected revenues, the Board believes that the value of Northeast is in excess of $1.1 million.

              A   total  of  3,364,674  shares  of  Celcor  Common  Stock  are presently outstanding. It is anticipated that 1,750,000 shares of Celcor Common Stock will be issued to the stockholders of Northeast pursuant to the Merger Agreement. After giving effect to the issuance of such shares, Northeast stockholders will hold approximately 34% of the outstanding shares of Celcor Common Stock (calculated before giving effect to the conversion of the outstanding Series C Preferred Stock), and approximately 29% of the outstanding shares of Celcor Common Stock (calculated after giving effect to the full conversion of the Series C Preferred Stock).

              The shares of Celcor Common Stock issuable to Northeast stockholders will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws in reliance on exemptions under such laws. Accordingly, the subsequent sale or transfer of the Celcor Common Stock issued to the stockholders of Northeast will be restricted. The transfer of such shares will be permitted only if such shares are registered for sale pursuant to the Securities Act and applicable state securities laws, or will be transferred in a transaction which is exempt from the registration requirements of the Securities Act and such laws. The certificates for the Celcor Common Stock issued to Northeast stockholders will bear an appropriate restrictive legend to provide notice of the restrictions on the further transfer of such shares.

             Celcor Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. It is not actively traded, but quotations are available in the "Pink Sheets." As a result of the absence of an active market for the stock, bid-ask spreads are often substantial. On August 12, 1994, the day prior to the first public announcement of the Merger, the low bid and high ask price per share of Celcor Common Stock was $1.00 and $2.00, respectively. On March 17, 1995, the day prior to the announcement of the signing of the Merger Agreement, the low bid and high ask price per share of Celcor Common Stock was $.25 and $2.25, respectively.

                             TABLE OF CONTENTS


                                                                          Page

Available Information                                                     1

Incorporation of Certain Documents by Reference                           2

Information Concerning the Special Meeting                                3

      General                                                             3
      Date, Place and Time of Special Meeting                             3
      Purpose of Special Meeting                                          3
      Voting; Revocation of Proxy; Quorum
         and Vote Required                                                3
      Costs of Solicitation                                               4
      Dissenters' Rights                                                  4

Proposal One - Approval of the Merger                                     6
      Approval Sought                                                     6
      History of Celcor                                                   6
      Background of the Merger                                            7
      Terms of the Merger                                                10
      Business of Northeast                                              11

      Stockholders of Northeast                                          13

      Recommendation of the Board of Directors                           13
      Fairness Opinion                                                   14
      Additional Terms of the Merger Agreement                           15
      Issuance of Restricted Shares                                      16
      Effective Date of the Merger                                       16
      Accounting Treatment                                               17
      Federal Income Tax Consequences                                    17
      Rights of Dissenting Stockholders                                  18

Selected Financial Data for the Company and Northeast                    20
      Celcor, Inc.                                                       20
      Northeast (USA) Corp.                                              21

Management's Discussion and Analysis of
  Financial Condition and Results of Operations                          22
      Celcor, Inc.                                                       22
         Liquidity                                                       22
         Statement of Operations                                         23
      Northeast (USA) Corp.                                              23
         Results of Operations                                           23
         Financial Condition and Liquidity                               24
         Financial and Operating Plans for the Next 12 Months            24

Proposal Two - Election of Directors                                     26
      Nominees                                                           26
      Executive Compensation                                             28
      Section 16 Compliance                                              29

Common Stock of the Company                                              29
      Market Price Information                                           29
      Dividend Policy                                                    30

Security Ownership of Certain Beneficial
  Owners and Management                                                  31

Certain Relationships and Related
  Party Transactions                                                     33

Proposal Three -
      Ratification of Issuance of Series C Preferred Stock               37
      Approval of Amendment to Certificate of Incorporation              38

Description of Capital Stock of the Company
      Celcor Common Stock                                                40
      Preferred Stock                                                    40
      Description of Series C Convertible Preferred Stock                41
      Dividends                                                          41
      Pre-emptive Rights                                                 41
      Liquidation                                                        41
      Redemption                                                         41
      Conversion                                                         42
      Voting                                                             43

Experts                                                                  43

Presence of Accountants at Special Meeting                               43

Other Matters                                                            43


EXHIBITS

Section 262 of the Delaware General Corporation
      Law - Appraisal Rights                                              A

Agreement and Plan of Merger among Celcor, Inc.,
      Northeast (USA) Corp. and the Stockholders of Northeast             B

Fairness Opinion of Chartered Capital Advisers, Inc.                      C

Form of Proxy                                                             D

Proposed Amendment to Certificate of Incorporation                        E

Financial Statements                                                      F-1


                           AVAILABLE INFORMATION

      Celcor is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy
statements, reports and other information concerning Celcor can be inspected and copied at Room 1024 of the Commission's offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and in Chicago (Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

       No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Proxy Statement, nor any distribution of the securities issuable in connection with the Merger Agreement, shall, under any circumstances, create any implication that there has been no change in the information concerning Celcor contained in this Proxy Statement since the date of such information.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

       1. The Company's Annual Report on Form 10-KSB for its fiscal year ended June 30, 1995.

       2.     The  Company's  Quarterly  Report  on  Form  10-QSB,   as
amended, for the fiscal quarter ended September 30, 1995.

       All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

       The  Company  hereby  undertakes to provide,  without  charge  to each person, including any stockholder, to whom a copy of this Proxy Statement has been delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Proxy Statement (excluding exhibits, unless specifically incorporated therein). Requests for such copies should be directed to Celcor, Inc., 1800 Bloomsbury Ave., Ocean, New Jersey, 07712; Attention:
Mr. Stephen E. Roman, Jr., telephone number (908) 922-3158. In order to insure timely delivery of the documents, any requests should be made by December ___, 1995.



                INFORMATION CONCERNING THE SPECIAL MEETING

      General.

             This Proxy Statement is being furnished to holders of Celcor Common Stock in connection with the solicitation of proxies by the board of directors of Celcor for use at a Special Meeting of stockholders to be held on Thursday, January 25, 1996, and any adjournment or adjournments thereof, to consider and take action upon (i) the Merger Agreement; (ii) the election of directors; (iii) the ratification of the issuance by the Company of 275,000 shares of its Series C Preferred Stock; (iv) a proposed amendment to the Company's Certificate of Incorporation expressly authorizing the board of directors of the Company to establish the rights, preferences and limitations of any other class or series of preferred stock which may be issued in the future (none is presently contemplated); and (v) the transaction of such other business as may properly come before the Special Meeting and any adjournment thereof.

             This Proxy Statement, the attached Notice and the form of Proxy enclosed herewith are first being mailed to stockholders of Celcor on or about January __, 1996.

      Date, Place and Time of Special Meeting.

             The Special Meeting will be held at the Sheraton LaGuardia East, 135-20 39th Avenue, Flushing, New York on Thursday, January 25, 1996 at 10:00 a.m., EST. Only holders of record of Celcor Common Stock at the close of business on December 14, 1995 will be entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on the record date, there were 3,364,674 shares of Celcor Common Stock outstanding and entitled to vote at the Special Meeting, which were held of record by 226 stockholders. Each such share is entitled to one vote. This Proxy Statement is also being furnished to holders of the Company's Series C Preferred Stock; however, such stockholders will not be entitled to vote on any of the matters presented to holders of Celcor Common Stock at the Special Meeting.

      Purpose of Special Meeting.

             At the Special Meeting, the holders of Celcor Common Stock will be asked to approve the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit B. Stockholders are also being asked to elect directors, to ratify the creation and issuance by the Company of 275,000 shares of the Company's Series C Preferred Stock and to approve a related amendment to the Company's Certificate of Incorporation.

      Voting; Revocation of Proxy; Quorum and Vote Required.

             A  form of proxy is enclosed for use at the Special Meeting if  a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the Special Meeting, or by submitting a duly executed, later dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares subject thereto will be voted in favor of the Merger, in favor of the board's nominees for election to the board of directors, in favor of the ratification of the issuance of the Series C Preferred Stock and approval of the amendment to the Certificate of Incorporation. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Special Meeting. Votes will not be considered cast, however, if the shares are not voted for any reason, including if an abstention is indicated as such on a written proxy or ballot, or if votes are withheld by a broker. Such abstentions and broker non votes will be considered solely for purposes of determining whether a quorum is present. Assuming that a quorum is present, directors will be elected by a plurality of the votes cast. Each other proposal will require the affirmative approval of a majority of the shares of Celcor Common Stock outstanding on the record date. The Company understands (based upon information provided by five affiliates of the Company) that a total of 1,557,983 shares (46.3% of the shares entitled to vote), are committed to voting in favor of each of the proposals being considered by stockholders. Although these commitments do not assure passage of the proposals, it makes such passage highly likely.

      Costs of Solicitation.

             The  entire  cost of soliciting these proxies will  be  borne  by the Company. The Company estimates that such cost (comprised primarily of legal and accounting expenses, postage and printing costs) will be approximately $30,000. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of Celcor Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers to solicit proxies from stockholders, either personally, by telephone or special letter. The officers will not be separately compensated in connection therewith.

             Even if they plan to attend the Special Meeting, holders of Celcor Common Stock are requested to complete, date and sign the accompanying proxy and return it promptly to the Company in the enclosed, postage paid envelope.

      Dissenters' Rights.

             Pursuant  to Section 262 of the General Corporation  Law  of  the
State of Delaware, a copy of which is attached hereto as Exhibit A, any holder of Celcor Common Stock or Series C Preferred Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting stockholder to be paid, in cash, the value of his Celcor Common Stock or Series C Preferred Stock, as applicable, as determined by the Delaware Court of Chancery, provided that the following conditions are satisfied:

             (1) Such stockholder must file with the Company a written demand for appraisal of his shares, separate and apart from any proxy or vote against the Merger, before the taking of the vote on the Merger. If a stockholder elects to exercise dissenters' rights, such right may only be exercised as to all shares of Celcor capital stock held by the dissenting stockholder.

             (2) Such stockholder must not vote in favor of the Merger, nor submit a proxy in which directions are not given.

             (3) Within 120 days after the Effective Date of the Merger, either the Company or any stockholder who has complied with Section 262 may, by petition filed in the Delaware Court of Chancery, demand a determination by the Court of the value of the shares of all objecting stockholders with whom agreements as to the value of such shares have not been reached.

Within 10 days after the Effective Date of the Merger, the Company will notify each stockholder who has complied with Section 262 and not voted for, or consented to, the Merger of the date on which the Merger became effective.

             If  the  Company and the dissenting stockholder cannot  agree  on the value of the shares, the Court, based upon an appraisal prepared by an independent appraiser, will make its own determination. Under Delaware law, the dissenting shares would be valued on a going concern and not a liquidation basis. An appraiser would be obligated to determine the intrinsic value of the shares, without giving effect to the proposed
Merger, considering all factors and elements which reasonably may enter into such a determination, including market value, asset value, earnings prospects and the nature of the enterprise. The value determined by the court may be more than, less than or equal to the Merger consideration (i.e., the value of the Celcor Common Stock after the Merger).

             Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger or thereafter, with the written approval of the Company, any objecting stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered pursuant to the Merger, provided that no appraisal proceeding in the Delaware Court of Chancery may be dismissed without the approval of such Court. The costs of an appraisal proceeding may be determined by such Court and taxed upon the parties as the Court deems equitable under the circumstances.

             FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING HIS DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

                               PROPOSAL ONE
                          APPROVAL OF THE MERGER


      Approval Sought.

             Stockholders are being asked to approve an Agreement and Plan of Merger, dated as of March 15, 1995 (the "Merger Agreement"), a copy of which is annexed hereto as Exhibit B, among the Company, Northeast (USA)
Corp. and the stockholders of Northeast, which provides for, among other things (i) the merger of Northeast with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and (ii) the conversion of each outstanding share of common stock, no par value, of Northeast ("Northeast Common Stock") into 10,000 shares of Celcor Common Stock.

             The affirmative vote of a majority of the outstanding shares of Celcor Common Stock is required for the approval of this proposal. The Company understands (based upon information provided by five affiliates of the Company) that a total of 1,557,583 shares (46.3% of the shares entitled to vote), are committed to voting in favor of this proposal. Although these commitments do not assure passage of the proposals, it makes such passage highly likely.

             The exchange rate of 10,000 shares of Celcor Common Stock for each share of Northeast Common Stock was negotiated by the board of directors of the Company on the basis of the advice of its financial advisor and its independent judgment concerning the relative value of a share of Northeast Common Stock and a share of Celcor Common Stock, taking into consideration such factors as the market value of the Celcor Common Stock, the value of Northeast's assets, and value of Northeast's business and future prospects. See "Background of the Merger" and "Fairness Opinion".

      History of Celcor.

             Celcor was organized on January 16, 1984 to exploit new markets created by the approval of the new "cellular" mobile telephone technology by the Federal Communications Commission and the deregulation of the telecommunications industry. After the completion of its initial public offering in February, 1985, the Company extended its business into other areas in the telecommunications field, such as radio paging and (through its acquisition of the Pay Telephone Company, Inc. in December, 1985), the private pay telephone market, and the private network switching business.

             However, because the growth and profitability of its operations fell short of expectations and because of the limited success of a second public financing in July of 1987, the Company, beginning in 1987, began selling or closing some of its operations. By February, 1991, the Company had ceased or had sold all of its operations.

             Unable to obtain financing to repay debt or fund operations of any kind, the Company, in April of 1991, filed for protection under Chapter 11 of the United States Bankruptcy Code. In March of 1992, the Company's only subsidiary, the Pay Telephone Company, Inc., filed a Chapter 7 bankruptcy petition and was liquidated. There was no distribution to creditors.

              Pursuant to a Stock Purchase Agreement (the "Majestic Agreement"), dated June 20, 1991 and amended October 29, 1991, between the Company and Majestic International, Inc. ("Majestic"), the Company was able to secure additional equity capital and emerge from bankruptcy. The
Majestic Agreement, among other things, provided for the sale by the Company to Majestic of shares of Celcor Common Stock constituting a 49% interest in the Company. The purchase price for the shares was $155,000.
Also, pursuant to the Majestic Agreement, the Company filed a reorganization plan (the "Plan"), with the Bankruptcy Court, which utilized the proceeds received from Majestic to pay administrative claims associated with the bankruptcy proceeding and to settle all existing debts of the Company. On May 28, 1992, the Plan was approved by the Bankruptcy Court. Subsequently, 8,242,000 shares of Celcor Common Stock were sold to Majestic (1,648,400 shares after giving effect to a subsequent one for five reverse stock split) and 824,200 shares (164,840 shares on a post split basis) were issued to two finders (618,150 shares to Lyncroft Corp. and 206,050 to Yung Hua Ho). The result of these transactions was the emergence of the Company from bankruptcy with virtually no assets or liabilities.

              Since  its  emergence  from  bankruptcy,  the  Company  has  not conducted any business activities, but has been seeking new business opportunities, especially with entities having business interests or operations in and with the People's Republic of China.

             In  order  to  raise  capital with which to  fund  its  immediate
limited   operations,   and  to  become  more  attractive   to   a   potential
operational partner, the Company raised $825,000 during May and June of 1994 from the sale of the Series C Preferred Stock in a private placement. The Series C Preferred Stock was sold to thirteen individual investors (all but two of whom reside in Taiwan or Thailand) and consisted of the sale of 275,000 shares of such stock at a price of $3 per share. The investors do not  act  as  a  group  and  are not otherwise affiliated  with  the  Company;
except that one preferred stockholder (Chin-Sung Chen) is a nominee for director. Each share of Series C Preferred Stock is convertible into three shares of Celcor Common Stock. See "Proposal Three - Ratification of Sale of Series C Preferred Stock and Amendment to the Certificate of Incorporation" and "Description of Capital Stock of the Company."

      Background of the Merger

             David Chow, one of the Company's directors, and Majestic, its largest shareholder (and its principal), are residents of Taiwan and have significant experience doing business in China. Based upon this experience, they believe there are significant opportunities for American companies in China. Areas identified as being of particular interest are the pharmaceutical and cosmetics industries. Given the Company's limited resources, the board determined to seek business opportunities for the Company in the People's Republic of China through mergers, acquisitions and joint ventures.

             In May, 1994, the Company initiated discussions with Northeast, a privately held company which has significant business relationships with entities located in the People's Republic of China, concerning a possible business combination between the two companies. Organized in February, 1993, Northeast may be deemed to be an affiliate of Celcor by virtue of certain family inter-relationships among the individuals controlling the two companies. Mr. Su Shi Lo is the controlling stockholder of Majestic, which in turn, is the largest stockholder of the Company, holding 19.4% of the outstanding shares of Celcor Common Stock. Mr. Lo's daughter, Jennifer Lo Wu, is the chairperson and her husband, Dr. Nanshan Wu, is the president of Northeast. In addition, Jennifer Lo Wu is the sole stockholder of Lyncroft Corp., a stockholder of both Northeast and Celcor.

              After   a  detailed  analysis  by  the  Board  of  the  business
opportunities available to the Company through an affiliation with Northeast, including due consideration to the conflicts involved, on August
15, 1994, the Company signed a letter of intent with Northeast under the terms of which the Company agreed to effect the merger of Northeast with and into the Company. The terms of the letter of intent provided that the consummation of the Merger would be subject to the execution of a definitive merger agreement, stockholder approval and the completion of due diligence. None of the current members of the Board of Directors of the Company is affiliated with Majestic or Northeast.

              Northeast holds the rights to certain technology used to manufacture various vitamin products and vitamin based cosmetics and has entered into an agreement with Northeast General Pharmaceutical Factory, one of the largest pharmaceutical companies in the People's Republic of China, providing for the production and distribution of vitamins and cosmetics. See "Business of Northeast".

             In August, 1994, in anticipation of the Merger, the Company loaned $700,000 to Northeast, which was used by Northeast to fund its obligations under the joint venture agreement between Northeast and Northeast General Pharmaceutical Factory, described in more detail below. The loan is secured by a pledge by the stockholders of Northeast of their Northeast Common Stock. The Company was able to fund this loan by using the proceeds received by it from the sale of the Series C Preferred Stock.

             During March, 1995, Stephen E. Roman, Jr., the president of Celcor, met with Dr. Nanshan Wu, the president of Northeast, to negotiate the definitive Merger Agreement. Following these negotiations, the definitive Merger Agreement was executed by the parties on March 15, 1995.

              In July, 1995, the board of directors of the Company unanimously determined, subject to the receipt of a fairness opinion, that the Merger Agreement was in the best interests of the Company and approved the execution and delivery of the Agreement.

             In making this determination, the board concluded that a merger with Northeast would offer a number of important potential benefits to the Company, including the following:

            - the opportunity to acquire an interest in a recently formed joint venture between Northeast and Northeast General Pharmaceutical Factory, a state owned enterprise founded in 1946, which is a large pharmaceutical company in China.
               Northeast General Pharmaceutical Factory employs 10,000 people and manufactures and distributes more than 80 products, both throughout China, and for export outside of China;

            - the existence of a substantial market in China for low cost consumer products (China has a population in excess of 1.1 billion people), including the products expected to be produced by the joint venture (vitamins and cosmetics), with little competition;

            -  the   possibility   of   distributing   the   joint   venture's
               products in the United States and other markets;

            -  the  possibility  of  using  the  distribution  channels  which
               will   be   developed  by  the  joint  venture  in   China   to
               distribute products obtained elsewhere; and

            - the opportunity to acquire an interest in Northeast (albeit a start-up company), which in the view of the Board, has
               significant   potential  for  growth  arising  from   (i)   its
               ownership of formulae for the production of vitamin and body care products, and (ii) the experience of Northeast's management (and the management of Northeast General Pharmaceutical Factory) in doing business in China.

             The board also considered the risks and potential disadvantages associated with the Merger. Effectively, the Merger will result in a change in control. After the Merger, the stockholders of Northeast will, in the aggregate, hold 34% of the outstanding Celcor Common Stock. If such shares are voted together, the shares held by the former Northeast stockholders might constitute a plurality of the outstanding shares and could thereby control the election of directors and other matters.
Moreover, after the Merger, the Company will be managed by the present management of Northeast.

             The board also recognized that the Merger will significantly increase the Company's working capital needs, as significant cash will be required to implement the business plan of Northeast. There can be no assurances that the combined company will be successful in raising the capital which will be required. Finally, the board recognized that there is significantly greater risk to doing business in China when compared to doing business in the United States. Despite these concerns, the board concluded that the potential returns justify the greater risks being taken. As a "shell company" with no existing business and an insignificant net worth, the board believers that there is little additional risk to
stockholders.   The  Company  emerged  from  bankruptcy  in  1992  with  a  de minimis amount of assets and since then, has been unable to identify any other prospective business partners with an interest in the Company. The board believes that if the Merger is not approved, the only alternatives available to the Company would be to liquidate (in which case it is unlikely  that  there  would  be  any distribution  to  stockholders),  or  to continue as a "dormant" company until another business combination is identified. The board believes that given the current financial condition of the Company, it is unlikely that any other business combination would provide the same value to stockholders.

             The  Board  recognizes  that the value of  Northeast  is  largely speculative. It is a relatively new company with limited assets. It has only recently recognized its first revenues and Northeast's expenses currently exceed its revenues. However, based upon the projected growth in revenues, the board believes that Northeast has a reasonable prospect of becoming profitable. Accordingly, as with many start-ups, value must be established by evaluating the experience of comparable companies and by applying a reasonable multiple to projected future earnings. The Board believes that the exchange ratio of 10,000 to 1 was based upon conservative assumptions concerning both the value of the Company and the value of Northeast.

      Terms of the Merger.

             On  the  effective  date  of the Merger (the  "Effective  Date"),
Northeast  will  merge  with and into Celcor, with Celcor  continuing  as  the surviving corporation. All of the common stock of Northeast issued and outstanding immediately prior to the consummation of the Merger (other than Dissenting Shares, if any), will be converted into shares of Celcor Common Stock. All of the Celcor Common Stock and Series C Preferred Stock which is issued and outstanding immediately prior to the consummation of the
Merger will remain outstanding and will not change as a result of the Merger. 3,364,674 shares of Celcor Common Stock and 275,000 shares of
Series C Preferred Stock are presently outstanding. The Certificate of Incorporation of Celcor shall be and remain the certificate of incorporation of the surviving corporation and the by-laws of Celcor shall be the by-laws of the surviving corporation.

             Upon  the  Effective Date, each share of Northeast  Common  Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted into the right to receive 10,000 shares of Celcor
Common Stock. Any shares of Northeast Common Stock held by Celcor or Northeast on the Effective Date shall be canceled and will be given no effect in the Merger. It is anticipated that 1,750,000 shares of Celcor
Common Stock will be issued pursuant to the Merger. After giving effect to the issuance of such shares, but excluding the shares of Celcor Common Stock issuable upon the conversion of the Series C Preferred Stock, the former Northeast stockholders will hold approximately 34% of the outstanding  Celcor  Common  Stock (calculated before  giving  effect  to  the
825,000  shares  of  Celcor Common Stock issuable upon the conversion  of  the
outstanding  Series  C  Preferred  Stock)  and  approximately   29%   of   the
outstanding shares of Celcor Common Stock (calculated after giving effect to the full conversion of the outstanding Series C Preferred Stock).

             On or immediately after the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Northeast Common Stock, shall surrender the same to Celcor. Each Northeast stockholder who shall have surrendered its certificate representing shares of Northeast Common Stock shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of whole shares of Celcor Common Stock into which the Northeast Common Stock shall have been converted.

             When the Merger becomes effective, the former stockholders of Northeast shall thereupon cease to have any rights in respect of Northeast Common Stock, other than the right to receive the certificates for Celcor
Common Stock. Unless and until any certificates shall be so surrendered and exchanged, (i) the holders of Northeast Common Stock shall not have any voting rights in respect of the Celcor Common Stock into which the shares of Northeast Common Stock shall have been converted, and (ii) dividends or other distributions (if any) payable to holders of record of shares of Celcor Common Stock shall not be paid to the holder of the certificate. Upon surrender of the certificate representing shares of Northeast Common Stock, the dividends or other distributions which shall be or become payable subsequent to the Effective Date with respect to the number of whole shares of Celcor Common Stock represented by the certificate issued in exchange for the surrendered Northeast certificate, shall be paid, but without interest. No fraction of a share of Celcor Common Stock will be issued pursuant to the Merger.

      Business of Northeast

             Northeast was organized in February, 1993 in the expectation of pursuing business opportunities in China for the production and distribution of pharmaceutical and body care products. The principal executive offices of Northeast are located at 113-25 14th Avenue, College Point, New York and the telephone number at that address is (718) 886-3400.

             In  May,  1994, Northeast entered into a joint venture  agreement with Northeast General Pharmaceutical Factory ("Northeast General Pharmaceutical"), a state owned Chinese pharmaceutical manufacturer located in Shenyang, China. Pursuant to the joint venture agreement, the parties created Shenyang United Vitatech as a Chinese limited company ("United Vitatech"). The stated purpose of the joint venture is to manufacture and sell medicine, nutrition, health and cosmetic products. United Vitatech will have an initial capitalization of U.S. $5.75 million, U.S. $2.5 million to be contributed by Northeast General Pharmaceutical and balance of U.S. $3.25 million to be provided by Northeast through contributions of cash and technology. Of the amount to be contributed by Northeast, U.S. $2.1 million will be in cash (payable in three installments in July, 1994, June 1995 and December, 1995), with the balance of the capital to be in the form of a contribution of proprietary technology and formulae for the production of vitamin products. At the present time, $1.0 million has been contributed to United Vitatech by Northeast. Northeast has deferred the payment of the installment which was due in June, 1995 until the joint venture has a need for the funds. United Vitatech will use these funds to build a new factory in Shenyang and since other temporary production facilities have been provided by Northeast General Pharmaceutical, there is no immediate need to build the new factory. Of the amount which has been contributed to date by Northeast General Pharmaceutical, $750,000 was in cash and the balance consisted of a contribution to the venture of the development rights (valued at $1,750,000) to build an office and factory complex on an 84,000 square meter parcel of land located in Shenyang,
China. In exchange for its capital contribution, Northeast received a 56% interest in the joint venture and elects 4 of 7 directors.

              Under the joint venture agreement, Northeast General Pharmaceutical is responsible for (i) obtaining all government approvals required for the joint venture to operate, (ii) organizing the design and construction of joint venture production facilities, (iii) providing initial manufacturing capability, and (iv) handling customs and import requirements for equipment which the joint venture may acquire.

             Northeast  is  obligated  under  the  agreement  to  provide  (i)
production management, (ii) employee training and construction design for a new building, and (iii) technology. The agreement has a 30 year term, but may be extended by applying to the Chinese government for an extension. The vitamin formulae and technology provided to the joint venture by Northeast was acquired by it from Mannion Consultants (one of Northeast's shareholders) under a technology agreement. Under this agreement, Mannion transferred to Northeast various formulas and procedures for making a variety of health care, vitamin and cosmetic products in exchange for 80 shares of Northeast's Common Stock (approximately 46% of Northeast's outstanding shares). Mannion is a privately held corporation based in Taiwan.

             United Vitatech has received Chinese government approval to produce a chewable Vitamin C tablet and is seeking additional government approvals for a multi-vitamin and pre-natal vitamin. The Vitamin C tablet is currently being manufactured for the joint venture by Northeast General Pharmaceutical, but once other products are approved, the joint venture intends to construct its own factory in Shenyang to produce its own products.

             Under  the  current  manufacturing agreement,  Northeast  General
Pharmaceutical provides labor and equipment to manufacture the vitamins and Northeast provides managerial and technical support. Plans to construct an office and factory complex on the land contributed to the venture in Shenyang are now being reviewed by Chinese regulatory authorities and it is anticipated that construction will begin in calendar year 1996. The facility will be built in stages, with a portion of an office complex and production and warehouse space built first.

             United Vitatech is also importing into China a soft gel skin care series called Jennifer-E-18. This product comes in heart shaped capsules which are broken open and applied to a person's face. The principal ingredients of the product are ginseng and Vitamin E. Test marketing of this product began in Shenyang, China in March, 1995 and test marketing expanded to Beijing in May, 1995. Limited distribution of this product has also commenced in the United States, South America and the Caribbean.

             Initially, United Vitatech will seek to distribute its products primarily in Liao Ning Province and the surrounding region. Located in northeast China, this region (formerly known as Manchuria) has a population in excess of 200 million people and is believed by the management of Northeast to be among the most promising in China for the distribution of consumer products. Northeast has initiated an advertising campaign for its products on Chinese television and recognized its first revenues in the latter part of fiscal 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Northeast" and "Northeast Financial Statements".

              In   addition  to  its  participation  in  the  joint   venture,
Northeast is involved in importing and distributing bulk ascorbic acid in the United States. Ascorbic acid, which is used to manufacture synthetic vitamin  C,  is  derived  from corn.  The largest corn  fields  in  China  are located in the northeast region of the country, making the region conducive to supporting the growth of this business. Management of Northeast believes that by producing this product in China, Northeast will gain a significant price advantage over its much larger U.S. and European competitors. Since July, 1994, Northeast has imported and sold approximately 135 tons of ascorbic acid in the United States. The ascorbic acid is purchased from Northeast General Pharmaceutical, Northeast's joint venture partner. Its initial customers have been chemical wholesalers that sell bulk chemicals to pharmaceutical companies. The bulk ascorbic acid purchased by pharmaceutical companies will be processed and used in vitamin products. To date, most of the purchases made of ascorbic acid have been against firm orders to sell the product. Since it does not maintain an inventory and acts essentially as a wholesaler, profit margins on these sales are low (approximately 5%). This part of Northeast's business tends to be opportunistic - sales are only made when adequate supplies are available, pricing is favorable and the Company has an interested buyer.

             Northeast also owns a small parcel of land in Queens,  New  York, which was contributed to the corporation by Dziou Thai, one of Northeast's stockholders, in exchange for 30 shares of Northeast Common Stock. Tung Ying, the controlling stockholder, of Dziou Thai, is the brother of Dr. Wu, the Chairman of Northeast. The value of the land recorded on Northeast's balance sheet at the time the property was acquired was $600,000. The area in which the land is located is a mixed residential and commercial neighborhood with a high concentration of Chinese businesses and residents. Northeast acquired the land intending to develop the parcel as a combined residential and office facility to provide living and office space to individuals  from the northeast region of China who are in  New  York  for  an extended visit. However, in order to devote its limited resources to its operations in China, Northeast is presently attempting to sell the property. Northeast has obtained a current appraisal of the property and recorded a write-down of $180,000 with respect to this asset during the year ended June 30, 1995 to reflect the current fair market value of $420,000. This write-down is based upon an appraisal performed in January, 1995 by RCI Appraisal Corporation, which received a fee of $300 for the appraisal.

             The Company has been advised that Northeast is a defendant in a suit brought by China Trust Bank. China Trust alleges that Northeast overdrew its account with it by approximately $50,000 and that this amount is due and owing to the Bank. Northeast has filed a counterclaim in which it has alleged that China Trust erroneously paid out $195,000 of its funds pursuant to a letter of credit. Pending the outcome of this litigation, Northeast has recorded the amount of the overdraft as a liability on its financial statements.

      Stockholders of Northeast

             Northeast presently has five stockholders. Set forth in the table below is the identity and address of each of the stockholders of Northeast, its affiliation with Northeast or the Company and the number and percentage of the outstanding shares of Northeast Common Stock owned by the stockholder.

                                                                        Percentage of
                                                                        Outstanding
Name and Address            Affiliation            No of Shares         Shares

Northeast General           Northeast's joint            10               5.7%
Pharmaceutical Factory      venture partner in
No 37 Zhong Gong Bei Street United Vitatech
Tiexi District
Shenyang, China

Lyncoft Corporation         Jennifer Lo Wu, the sole     10               5.7%
165  Grist  Mill  Lane      stockholder  of  Lyncoft,
Great Neck, NY 11023        is Chairman of Northeast.
                            She is the wife of Dr.
                            Nanshan Wu, the President
                            of Northeast, and the
                            daughter of Su Shi Lo,
                            the controlling
                            stockholder of Majestic
                            (the largest stockholder
                            of Celcor).  In addition,
                            Lyncroft Corporation is
                            the holder of 3.67% of
                            Celcor's outstanding
                            Common Stock.

Dziou Tai Associates        The sole principal of Dziou    30           17.1%
106 Grist Mill Lane         Tai  Associates  is  the
Great  Neck,  NY  11023     brother of Dr. Nanshan Wu,
                            the President of Northeast

Fowler Holding Ltd.         None                           45           25.7%
First Floor, No. 63,Section 1
Ting Cho Road
Taipei, Taiwan None 45 25.7%

Mannion Consultants, Ltd.   Developed vitamin technology    80          45.7%
No 2, 4th Floor Alley 23    utilized by United Vitatech,
Land 290                    continues to provide consulting
Chung Shan N. Road          services and is compensated
Taipei,  Taiwan             at the rate of US $8,000 per
                            month

             Following the Merger, it is anticipated that Dr. Nanshan  Wu  and
Jennifer Wu will each be actively involved in managing the business of the Company. Jennifer Wu will serve as Chairman of the Company and Dr. Wu will be its President. In addition, it is expected that Mannion Consultants,
Ltd. will continue to be involved in the development and testing of the Company's products.

      Recommendation of the Board of Directors.

             The board of directors of Celcor unanimously approved the Merger Agreement on July 11, 1995. The board believes that the Merger is in the best interests of stockholders and recommends that stockholders vote for the proposed Merger. The current members of the Board of Directors are David Chow and Stephen E. Roman, Jr., neither of whom is affiliated with Majestic or Northeast.

             Numerous factors were considered by the board in approving and recommending that stockholders approve the Merger Agreement. Most important  of  these  factors  is  the manner  in  which  the  board  believes
Northeast   can   help  the  Company  achieve  its  long-term  objective   (as
expressed in the Company's strategic plan) of entering into the pharmaceutical and cosmetics industries in the People's Republic of China. The board believes that, based upon the relationship which Northeast has with Northeast General Pharmaceutical Factory, Northeast will be able to provide the Company with unique access to Chinese production facilities and markets.



              The   Board   recognized  that  there  are   significant   risks
associated with doing business in China, and in particular, in concentrating the Company's future business activities in China. Among the more significant risks are the great political and economic instability prevailing in China, including the ever-changing political relationships between China and the United States, the continuing evolution of the Chinese economy from pure communism to a mixed economy, an uncertain legal and regulatory environment, currency fluctuations and uncertainty concerning the ability of the Company to repatriate its investment from China. Nevertheless, the Board has concluded that the potential returns available justify the level of risk being assumed.

             Other factors considered by the Board included the agreed upon exchange ratio and the tax-free nature of the transaction to the stockholders of both companies for federal income tax purposes. The board also evaluated and took into consideration the following:



                    (i)   the   Board's  familiarity  with   the   financial
      condition, business prospects and strategic objectives of Celcor. Since emerging from bankruptcy in the summer of 1992, the Company has been unable to conduct any operations and has had no revenues. The Company is unable to enter into a new line of business without a significant capital infusion. The Board believes that a sale of the Company is not feasible since the Company has no significant assets to sell. Accordingly, the Board believes that it is in the best interests of stockholders to merge with another company. During the last three years, the Company has made inquiries to identify other prospective merger partners, but has been unable to locate any other company with an interest in merging with the Company;

                    (ii)  the trading history of Ceclor's Common Stock;

                    (iii) the  Board's  analysis  of  Northeast's   history,
      business, financial condition and prospects;

                   (iv) the familiarity which each of the directors has with business conditions and opportunities and the difficulties encountered by American companies in attempting to do business in the People's Republic of China; and

                   (v)    the  terms  and conditions of the Merger  Agreement,
      including  that  fact  that  the  consideration  will  consist  of   the
      issuance of additional shares of Common Stock of the Company.

             In addition, the directors met with Chartered Capital Advisers, Inc., investment bankers retained by the Company to evaluate the Merger from a financial point of view. Based upon these discussions, and the analysis conducted by the investment bankers, the investment bankers issued and the board considered the fairness opinion provided by the investment bankers.

      Fairness Opinion.

              The  Company  has  retained  the  investment  banking  firm   of
Chartered Capital Advisers, Inc. ("Chartered Capital") to serve as its financial advisor in connection with the Merger.

             Chartered  Capital provides merger and acquisition and  valuation services on behalf of corporate clients, investors, financial institutions, investment funds, attorneys, the courts and participants in employee benefit plans.

             Chartered  Capital  has  rendered its opinion  to  the  board  of directors of Celcor that the terms of the Merger are fair to the stockholders of Celcor from a financial point of view. In reaching its conclusion, Chartered Capital considered, among other things, certain financial and publicly available information concerning the trading of, and the market for, the Celcor Common Stock. Chartered Capital also reviewed various documents with respect to Northeast, including, but not limited to:
(i) historical financial information; (ii) prospective financial information; (iii) a business plan; (iv) its joint venture agreement with
Northeast General Pharmaceutical Factory; (v) a technology agreement with Mannion Consultants, Ltd. For additional information concerning the joint venture agreement and technology agreement, see "Business of Northeast." Chartered Capital reviewed the Merger Agreement, and interviewed the management of each company and their attorneys and accountants. To evaluate the fairness of the Merger, Chartered Capital considered various financial, economic, and market information deemed to be relevant and believes that there is an adequate financial basis to support its fairness opinion. Key considerations of the opinion were:

            - The aggregate capitalized value of the shares of Celcor Common Stock to be issued to Northeast stockholders is approximately $1,150,000, based upon the market value of the Celcor Common Stock. Each of the valuation analyses performed supported a value for Northeast in excess of $1,150,000.

            -  The  value  of the Celcor Common Stock that will be  issued  is
               below   the   price  at  which  Northeast  Common   Stock   was
               originally issued to the Northeast stockholders.

            -  Since  the  stock  to  be  issued  is  restricted  stock,   the
               Northeast stockholders will be unable to "cash out" following the consummation of the proposed Merger, so their financial interests will be similar to those of Celcor stockholders. Marketability restrictions will cause the financial interests of the Northeast stockholders to be similar to those of the Celcor stockholders -- success will depend upon the long-term appreciation of the value of the Celcor Common Stock.

            -  Although  the  average  of  the  bid/asked  prices  of   Celcor
               common stock was 94 cents during the four weeks ended March 17, 1995, the net assets per common share of Celcor were a deficit amount at March 31, 1995. Celcor had no significant intangible assets or other assets that are not reflected in its balance sheet at March 31, 1995. Accordingly, the value
               of   the  Celcor  Common  Stock  offered  as  consideration  to
               Northeast   stockholders  may  be  less  than   its   aggregate
               capitalized value, which reduces the economic cost of the proposed Merger.

            -  The   valuation   analyses  performed  by   Chartered   Capital
               included the following:

               (a) Chartered   Capital   analyzed   Northeast   based   on   a
                   multiple of projected earnings, book value, and sales of publicly traded companies deemed to be relevant to the value of Northeast for valuation purposes. The companies used for this analysis were International Vitamin Corp., Jones Medical Industries, Natural Alternatives International, Nature's Bounty and PDK Labs.

               (b) Chartered   Capital   analyzed   Northeast   based   on   a
                   multiple of sales, total assets, and net assets paid in thirty-seven acquisitions of public and private companies involved in the manufacture or distribution of vitamins, pharmaceutical products, and health and beauty aids.

               (c) Chartered    Capital    analyzed   Northeast    based    on
                   discounted cash flow analysis using the cash flow projections for the first four years after the proposed Merger, prepared by the management of Northeast. Projected cash flows were discounted at rates between 40% and 50%; additional discounts were applied to take into consideration geopolitical risk, dependence upon a few key executives, and the nonmarketability of Northeast common stock.

               (d) Chartered   Capital   engaged  a   licensed   real   estate
                   appraiser to ascertain the reasonableness of the value of the real estate reflected in the financial statements of Northeast.

            These analyses support values for Northeast that are in excess of the value of the Celcor Common Stock which will be received by Northeast stockholders. Based upon these valuation approaches, the value of Northeast ranged from a low of $2.3 million to a high of $5.6 million, which, in each case, is in excess of the $1.15 million value ascribed to the shares of Celcor Common Stock which will be received by the Northeast stockholders.

            - Absent the proposed transaction, Celcor Common Stock does not appear to afford any potential for appreciation in value; if Northeast is successful, there is significant appreciation potential.


             In rendering its opinion, Chartered Capital relied, without independent verification, on the accuracy and completeness of the information concerning each corporation which it considered necessary in rendering its opinion. Copies of the written opinion, which describe the assumptions made and the matters considered by such firm, is attached to this Proxy Statement as Exhibit C and such opinion should be read by each stockholder in its entirety.

             Celcor  has agreed to pay to Chartered Capital a fee  of  $15,000 for its services in connection with the Merger. Of such fee, $5,000 became payable at the time Chartered Capital was retained, $5,000 was payable upon the completion of the valuation analysis and the remaining $5,000 is payable at the time the fairness opinion is delivered. Celcor has also agreed to reimburse Chartered Capital for certain of its expenses and to indemnify Chartered Capital against certain potential liabilities and expenses, including liabilities under the federal securities laws.

      Additional Terms of the Merger Agreement.

             The Merger Agreement provides for customary representations and warranties by each party to the transaction including, among others, (i) its due incorporation and organization, (ii) capitalization, (iii) title and condition of assets, (iv) material contracts, (v) absence of employee benefit plans, (vi) licenses and permits, (vii) compliance with other instruments, (viii) need for consents, (ix) compliance with laws, (x) accuracy of financial statements,(xi) authority and enforceability of Merger Agreement, and (xii) absence of litigation.

              Prior to the Effective Date (as defined in the Merger Agreement), each corporation has agreed to conduct its business only in the ordinary course of business and to provide access to the other company to facilitate the completion of all necessary due diligence investigations.

             The obligations of Celcor and Northeast to consummate the Merger are subject to the satisfaction of the following conditions, among others, unless waived: (i) approval and adoption of the Merger Agreement by the requisite stockholder votes by the stockholders of each corporation,
(ii) the absence of any pending litigation or proceeding initiated by any governmental authority to enjoin or prohibit the Merger, (iii) the continued accuracy of the representations and warranties made by the parties, (iv) the performance by each party of its respective obligations under the Merger Agreement, and (v) the receipt of certain opinions, certificates and consents.

             The stockholders of Northeast are obligated to indemnify Celcor against any claims, actions, suits, proceedings, investigations and damages arising from or relating to (i) any breach or failure of Northeast to perform any of its covenants or agreements, (ii) the inaccuracy of any representation or warranty made by Northeast, (iii) any fixed or contingent obligation or liability not disclosed in Northeast's financial statements, and (iv) any liability for taxes, other than those which were accrued as liabilities by Northeast on its balance sheet.


      Issuance of Restricted Shares.

             The shares of Celcor Common Stock issuable pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, but will be issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission thereunder and similar exemptions from registration available under state securities laws. Under the terms of the Merger Agreement, the stockholders of Northeast acknowledged their understanding that the shares of Celcor Common Stock which will be received by them will not be registered under the Securities Act and applicable state securities laws and that such shares may not be transferred, sold or assigned until such shares are registered pursuant to the Securities Act and applicable state securities laws. The stockholders of Northeast will be required to represent to Celcor at the closing that (i) each such stockholder is acquiring the shares for its own account, for investment purposes and not for resale or distribution, (ii) that such stockholder has the ability to bear the economic risk associated with the investment, and (iii) that the stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Celcor Common Stock.

             The Celcor Common Stock issuable to the Northeast stockholders may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, or the availability of an exemption from such registration requirements. Each certificate of Celcor Common Stock issued pursuant to the Merger will bear an appropriate restrictive legend prohibiting the transfer of such shares.

      Effective Date of the Merger.

             The Merger will become effective (the "Effective Date") at the time that a Certificate of Merger is filed in accordance with the Delaware General corporation Law and Articles of Merger are filed in accordance with the New York Business Corporation Act. These filings will be made within five days after the Merger Agreement is approved by the stockholders of Celcor, unless the parties agree to a later date.

      Accounting Treatment.

             The  Merger  will  be  accounted for  as  a  reverse  acquisition whereby, for accounting purposes, Northeast will be the acquiror of Celcor, and the transaction will be accounted for as a recapitalization of Northeast. It is characterized as a reverse acquisition because even though Celcor will continue as the surviving Corporation, only Northeast has significant assets or operations. Also, Northeast management will manage the combined entity and its stockholders may control the election of the board and other matters. Since Celcor is a shell with no operations, its assets will be recorded in the balance sheet of the combined company at book value.

             The unaudited pro forma financial information contained in this Proxy Statement has been prepared accounting for the Merger as a reverse acquisition.

      Federal Income Tax Consequences.

             THE  FOLLOWING  IS A SUMMARY OF THE OPINION PROVIDED  BY  COUNSEL
TO THE COMPANY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL THE CONSEQUENCES OF THE MERGER.

             THIS  SUMMARY IS BASED UPON RELEVANT PROVISIONS OF  THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED, THE APPLICABLE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE
RULINGS AND PRACTICE, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. THIS SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR STOCKHOLDERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES, OR TO STOCKHOLDERS SUBJECT TO SPECIAL
TREATMENT UNDER THE CODE (FOR EXAMPLE, S CORPORATIONS, CERTAIN ESTATES AND TRUSTS, INSURANCE COMPANIES, FOREIGN PERSONS, TAX EXEMPT ORGANIZATIONS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, FINANCIAL INSTITUTIONS, BROKERS, DEALERS OR HOLDERS THAT OWN 10% OR MORE OF THE VOTING POWER OF NORTHEAST). THE COMPANY HAS NOT REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THESE MATTERS.

             EACH STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH NORTHEAST STOCKHOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC IMPACT ON SUCH STOCKHOLDER OF FEDERAL, FOREIGN, STATE OR LOCAL LAWS.

             Counsel to the Company has provided its opinion that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, (i) no gain or loss will be recognized by the stockholders of Northeast upon the exchange of their shares of Northeast Common Stock solely for shares of Celcor Common Stock pursuant to the Merger; (ii) the basis of the Celcor Common Stock received by each stockholder of Northeast in exchange for shares of Northeast Common Stock will be the same, immediately after the exchange, as the basis of such stockholders' Northeast Common Stock exchanged therefor, and (iii) the holding period for any Celcor Common Stock received in exchange for Northeast Common Stock will include the period during which the Northeast Common Stock surrendered for exchange was held, provided such stock was held as a capital asset on the date of the exchange.

             A  dissenting  Northeast stockholder who receives only  cash  for his  shares  of  Northeast  Common  Stock will  recognize  gain  or  loss  for federal  income  tax  purposes  measured by the difference,  if  any,  between such holder's basis in the stock and the amount received by him for his stock. The gain or loss will be characterized for federal income tax purposes as capital gain or loss or as ordinary income. The gain or loss will be characterized as capital if (i) the holder's shares of Northeast Common Stock are held as capital assets, and (ii) the holder receives cash with respect to all shares of Northeast Common Stock which he owns, including shares owned by application of the attribution rules of Section 318 of the Code.

             Section  318  of the Code provides, in part, that  a  stockholder will be considered to be the owner of shares which are owned by certain corporations, partnerships, trusts and estates in which the stockholder has a beneficial ownership interest, shares which such stockholder has an option to acquire, and shares owned by certain members of his family (not including brothers and sisters). Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived.

Rights of Dissenting Stockholders.

             Pursuant  to Section 262 of the General Corporation  Law  of  the
State of Delaware, a copy of which is attached hereto as Exhibit A, any holder of Celcor Common Stock or Series C Preferred Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That Section enables an objecting stockholder to be paid, in cash, the value of his Celcor Common Stock or Series C Preferred Stock, as applicable, as determined by the Delaware Court of Chancery, provided that the following conditions are satisfied:

             (1) Such stockholder must file with the Company a written demand for appraisal of his shares, separate and apart from any proxy or vote against the Merger, before the taking of the vote on the Merger. If a stockholder elects to exercise dissenters' rights, such right may only be exercised as to all shares of Celcor capital stock held by the dissenting stockholder.

             (2) Such stockholder must not vote in favor of the Merger, nor submit a proxy in which directions are not given.

             (3) Within 120 days after the Effective Date of the Merger, either the Company or any stockholder who has complied with Section 262 may, by petition filed in the Delaware Court of Chancery, demand a determination by the Court of the value of the shares of all objecting stockholders with whom agreements as to the value of such shares have not been reached.

Within 10 days after the Effective Date of the Merger, the Company will notify each stockholder who has complied with Section 262 and not voted for, or consented to, the Merger of the date on which the Merger became effective.

             If  the  Company and the dissenting stockholder cannot  agree  on the value of the shares, the Court, based upon an appraisal prepared by an independent appraiser, will make its own determination. Under Delaware law, the dissenting shares would be valued on a going concern and not a liquidation basis. An appraiser would be obligated to determine the intrinsic value of the shares, without giving effect to the proposed
Merger, considering all factors and elements which reasonably may enter into such a determination, including market value, asset value, earnings prospects and the nature of the enterprise. The value determined by the court may be more than, less than or equal to the Merger consideration (i.e., the value of the Celcor Common Stock after the Merger).

             Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger or thereafter, with the written approval of the Company, any objecting stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered pursuant to the Merger, provided that no appraisal proceeding in the Delaware Court of Chancery may be dismissed without the approval of such Court. The costs of an appraisal proceeding may be determined by such Court and taxed upon the parties as the Court deems equitable under the circumstances.

             FAILURE BY A STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING HIS DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.


                          SELECTED FINANCIAL DATA
                       FOR THE COMPANY AND NORTHEAST

             The  following is a summary of selected financial  data  for  the
Company  and  Northeast.   See the financial statements  included  herein  for
more complete information.

                               CELCOR, INC.

              The following financial information has been derived from Celcor's financial statements for each of the three month periods ended September 30, 1994 and 1995 and the fiscal years set forth below, which statements are unaudited, except for the fiscal years ended June 30, 1993, 1994 and 1995. The statements for the fiscal years ended June 30, 1994 and
1995 and the three month periods ended September 30, 1994 and 1995 are included herein. The information for the three month periods ended September 30, 1994 and 1995 and the years ended June 30, 1991 and 1992 is unaudited but, in the opinion of management of Celcor, includes all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial data for such periods. The following should be read in conjunction with the financial statements and notes related thereto included elsewhere herein.

                         (In thousands, except per share amounts)

                                         At June 30 and for the year    At September 30 and
                                         then ended                     for the three months
                                                                        then ended
                                 1995   1994    1993    1992    1991    1995           1994
Revenues from continuing
   operations                     -       -       -       -      -        -             -
Loss before discontinued
   operations and extraordinary
   item..                       ($80)   ($ 54)  ($  4)  ($ 23)  ($135)  ($ 27)        ($ 11)
Net income (loss) (1)            (80)   (  54)  (   4)  2,010    (133)  (  27)        (  11)
Loss per common share
   before discontinued opera-
   tions and extraordinary item (.02)   ( .02)    -     (. 05)   (.10)  ( .01)            -
Net income (loss) per common
  share                         (.02)   ( .02)    -      1.30    (.10)  ( .01)            -
Working capital (deficit)        (15)     765      19    (157) (2,166)    (42)           54
Total assets                     712      769      19      -       29     701           761
Total liabilities                 27        4      25     157   2,195      43             7
Long-term debt and redeemable
preferred stock                    -        -      25      -      139       -             -
Stockholders' equity (deficit)   685      765      (6)   (157) (2,166)    658           754
Dividends per common share      None     None     None    None   None     None           None

      _______

(1) For the 1991 period, income from discontinued operations totaled $1,501.
For the 1992 period, discontinued operations consisted of a $447,129 gain on the liquidation of a subsidiary and a $1,585,184 gain on extinguishment of debt as an extraordinary item.

      The  above  information reflects the consolidated results of  Celcor,
Inc. and The Pay Telephone Company, Inc. through the 1992 fiscal year.  The
Pay  Telephone Company filed for liquidation pursuant to Chapter 7  of  the
United  States  Bankruptcy Code and was liquidated during the  1992  fiscal
year.   Effective  July 1, 1992, the Company adopted fresh start  reporting standards  as  a  result  of its reorganization under  Chapter  11  of  the
Bankruptcy Code.  Consequently, the 1993 fiscal year and subsequent periods may not be comparable to the earlier periods reported above.


                           NORTHEAST (USA) CORP.

      The  following year end financial information has been  derived  from
Northeast's audited financial statements for each of the fiscal  years  set forth  below, which statements for the years ended June 30, 1995  and  1994 are included herein.  The financial information for the three month periods ended  September  30,  1995 and 1994 was derived from  unaudited  financial statements for those periods.  In the opinion of management, the  unaudited
financial   statements  include  all  adjustments,  consisting  of   normal
recurring  adjustments, necessary to present the financial  data  for  such
periods.   The  following should be read in conjunction with the  financial statements and notes related thereto included elsewhere herein.

                              (In thousands)




                                                                        At September 30 and
                                                                        for the three months
                              At June 30, and for the year then ended   then ended
                              1995          1994       1993(1)           1995            1994

Revenues                      $ 905         $ --       $ --             $ 49            $ --
Net income (loss)              (700)         (234)      (16)            (114)            (50)
Working capital (deficit)      (110)          699       124             (345)            578
Total assets                  3,413         3,416       136            3,420           4,096
Total liabilities               998           155         2            1,186             897
Long-term debt                 ---            --         --             --               --
Stockholders' equity            225           841       134              106             785
Dividends per common share     None          None       None            None            None

_______________

(1)  The date of inception of Northeast's operations was February, 1993


                   MANAGEMENT'S DISCUSSION AND ANALYSIS
             OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                  CELCOR
Liquidity

      Since  its  emergence from Chapter 11 Bankruptcy proceedings  at  the beginning  of  its 1993 fiscal year, the Company has had no  operations  or business.  Subsequent to its reorganization, the Company had  virtually  no assets  or  liabilities and its need for working capital has been  minimal.
At  the  time  of its emergence from bankruptcy, the Company  was  able  to secure  $40,000  in  loans  from an unaffiliated  investor  (an  individual residing  in  Taiwan), which was sufficient to fund the  Company's  minimal administrative expenses.  In order for the Company to actively  pursue  its business  plan  to  seek  new  business  opportunities,  such  as  mergers, acquisitions  or joint ventures, more substantial permanent  financing  was
required.   In  fiscal  1994, the Company was able to  obtain  $780,000  in equity  capital  through the private placement of the  Series  C  Preferred
Stock.  The holder of the $40,000 loan payable by the Company converted the loan  and  interest  payable thereon to shares of the  Series  C  Preferred
Stock, making the total proceeds received from the Series C Preferred Stock issuance  $825,000.  After the conclusion of the offering of the  Series  C
Preferred  Stock,  $700,000  of the proceeds was  loaned  to  Northeast  in anticipation  of the Merger.  See "Proposal One-Approval of  the  Merger  -
Background  of the Merger".  The Company believes that if the  Merger  with
Northeast   is   consummated  (see  Note  7  to  the  Company's   Financial
Statements),  the  Company will require significant additional  capital  to fund  its  obligations  under the joint venture  agreement  with  Northeast
General  Pharmaceutical, to pay ongoing operating expenses and  to  support the Company's working capital needs.  Alternatively, should the Merger with
Northeast not be consummated, the Company may be unable to recover the loan balance  in  cash from Northeast and would be illiquid.  While the  Company believes  that  the  value inherent in the stock of  Northeast  (which  the
Company  holds  as collateral against the loan) would be adequate  for  the ultimate recovery (in future years) of the loan balance, additional capital in  the  short  term would be required for the Company to  operate  in  any
capacity.   The Company's short term cash requirements after September  30,
1995 have been funded by the receipt of $20,000 from Northeast as a partial payment  on the loan previously made to Northeast by the Company.  However, as  Northeast's cash resources are limited, it is uncertain as to how  long
Northeast could continue to provide working capital to the Company  through additional payments in respect of such loan.

      In anticipation of the Merger with Northeast, the Company intends  to raise  additional capital to fund the continuing operations of the combined
entity   through  one  or  more  private  placements  of  debt  and  equity securities, utilizing both domestic and foreign investment sources.  Should the  Merger not be consummated, the Company does not believe it  will  have any ability to raise additional capital.  The Company has current plans  to sell up to 2,000,000 shares of its Common Stock (together with warrants  to
purchase  an  additional 1,000,000 shares) in a private  offering.   It  is
anticipated  that  offers will be made primarily to  non  U.S.  persons  in compliance  with  Regulation S, adopted pursuant to the Securities  Act  of
1933,  as  amended.  No commitments to purchase any such shares  have  been received  and  there can be no assurances that any such  offering  will  be successful, or will proceed in the manner presently contemplated.

      Because of the above mentioned liquidity concerns, the Company's independent accountants, in their report, have issued an explanatory paragraph regarding the Company's ability to carry out its business plans.

Statement Of Operations

Three  Month Period Ended September 30, 1994 Compared to Three Month Period
Ended September 30, 1995.

During the 1994 and 1995 periods, the Company had no ongoing operations and maintained  its  corporate existence (regulatory  and  tax  filings,  stock
transfer  costs, etc.) with minimal administrative expenditures.   However,
in  both  periods  the Company incurred legal and administrative  costs  in conjunction with its anticipated merger with Northeast.  See also "Proposal
One  - Approval of Merger."  These costs were more significant in the  1995
period   as   the  Company  neared  its  proxy  solicitation   and   merger
consummation.


Fiscal 1994 Compared to Fiscal 1995

      During the 1995 fiscal year, the Company was actively involved in its efforts  to  consummate a merger with Northeast, with  which  it  signed  a letter  of  intent on August 15, 1994 and a Merger Agreement on  March  15,
1995.  As such, the Company incurred substantial legal and accounting  fees in  conjunction with this transaction, which increased the loss compared to the 1994 fiscal year.  Apart from its activities related to the Merger, the
Company  had  no  ongoing operations in either year and  no  revenues.   It
incurred  a relatively modest amount of expenses in each year in  order  to maintain  its  corporate  existence (SEC filings,  tax  returns  and  stock transfer fees).


                           NORTHEAST (USA) CORP.

Results of Operations

Three  Month Period Ended September 30, 1994 Compared to Three Month Period
Ended September 30, 1995

      During the 1994 period, Northeast, having only recently been formed, was still in the process of organizing and setting up its operations, both domestically and with respect to United Vitatech (its 56% owned subsidiary) in Shenyang, China. As such, Northeast had no revenues during this period.
During  the  1995  period, Northeast recognized revenues  of  approximately
$50,000, approximately half coming from sales of small quantities of ascorbic acid and approximately half coming from sales of the Jennifer skin care product line. There were no large sales of bulk ascorbic acid during this period (as had been made in the previous quarter) as ascorbic acid prices from Northeast's Chinese supplier were unfavorable during the quarter. Recently, however, indications are that prices are declining and Northeast expects to sell larger quantities of ascorbic acid in the future.
It should be noted that the profit margin on sales of bulk ascorbic acid are very low, but Northeast will continue to pursue these sales due to the correspondingly low selling expenses associated with such sales.

      Losses for the 1994 period totaled $49,864, compared to $114,216  for the  1995  period (after deduction for minority interest in the net  loss).
Several  factors contributed to the increased loss.  Losses  for  the  1994
period  were  less  as  Northeast was just  starting  its  operations.   As
Northeast was further along in this process for the 1995 period,  a  higher level  of  administrative and other expenses were incurred, which  outpaced
the  amount of gross profit Northeast generated on its limited sales.   For
example,  in  the  1995 period Northeast purchased fixed  assets  and  thus depreciation  expense increased.  Selling expenses increased  as  Northeast began  to  get its selling effort more organized (advertising  expense  and brochure printing accounted primarily for this increase).  The increase  in general and administrative expenses from the 1994 period to the 1995 period can be summarized as follows:

      (1)   In  China,  there was an increase in the number  of  employees, resulting  in increased compensation costs.  Additional rental expense  was incurred  in  connection with the establishment by United  Vitatech  of  an
office  in  Beijing.   In addition, United Vitatech, which  had  previously
shared  office space with Northeast's joint venture partner, moved  to  its own  offices  in  Shenyang, thereby incurring increased  rental  costs  and ancillary costs to set up the office.

      (2) Domestically, administrative expenses increased primarily as a result of increased professional fees (incurred as a result of its proposed merger with Celcor) and costs incurred to set up a new office (Northeast moved to a new location in August, 1995).


Year ended June 30, 1994
Compared to the Year ended June 30, 1995.

             For the fiscal year ended June 30, 1994, Northeast had no revenues from operations. During this period Northeast was in the process of establishing its operations, both in the U.S. and in Shenyang, China.
The loss is primarily the result of general and administrative expenses, (primarily office salaries, travel costs and office rental) incurred for this purpose.

             For  the fiscal year ended June 30, 1995, Northeast recognized its  first  revenues,  primarily a result of sales of  bulk  ascorbic  acid
(vitamin   C),   which  it  purchased  in  China  from  Northeast   General
Pharmaceutical, its joint venture partner, and resold in the United States.
As  Northeast prepared a selling effort for its domestic operations and its
Chinese  subsidiary, costs and expenses were incurred with  little  revenue being realized.  Additionally, the Chinese subsidiary operated for only six months in the 1994 year and a full twelve months for the 1995 fiscal  year, thus  accounting for a portion of the increase in costs and  expenses  from year  to  year.  Costs and expenses for the 1995 period consisted primarily of depreciation and amortization (a result of the purchase of certain fixed assets), salaries (as Northeast continues to expand its operations from its initial  start-up phase), travel costs (incurred due to frequent travel  to
China  by  Northeast  personnel),  and  professional  and  consulting  fees
(incurred  as  a result of (1) the anticipated merger with Celcor  and  (2)
consulting  fees incurred in the establishment of manufacturing  activities
in  China).   Due  to the early stage of development of Northeast  and  its limited  sales  to date, the level of expenses is disproportionate  to  the volume  of  sales.  As sales increase, selling, general and  administrative expenses will constitute a declining percentage of sales.

             As  noted  above, Northeast's revenues during the 1995  period
were  primarily  derived  from the sale of bulk ascorbic  acid.   Northeast
generally makes bulk purchases of this material from China only when it has a  buyer  for  such quantity in the U.S. Because a sale takes place  almost simultaneously with the purchase, Northeast incurs only minimal expenses in connection with the sale.  It is for this reason that Northeast  accepts  a low  profit  margin on these sales.  Due to the uncertainty of  the  supply from  China  and  the  price  at  which the supply  will  be  available  to
Northeast, it is not known if these profit margins will increase on  future sales of ascorbic acid.

            During the 1995 fiscal year, Northeast recorded a write down of $180,000 in connection with vacant land which it owns. Northeast intends to sell the property in the near future and has based the write down on a current appraisal of the property.

Financial Condition and Liquidity

             Northeast will require significant additional capital to carry out  its  business plans.  Northeast believes that much of its  ability  to raise  additional  capital will be dependent on  the  consummation  of  the
proposed  Merger  with  Celcor.   Should the  Merger  be  consummated,  the
combined  entity  would have a greater ability to raise additional  capital through  a  private  placement and/or public offering  of  debt  or  equity securities.  Northeast's consolidated cash balance of $351,400 at June  30,
1995  is  primarily a result of the receipt of a $700,000 loan from Celcor.
Should the proposed Merger with Celcor not take place, Northeast would  not have the ability to repay the $700,000 loan and may not have the ability to raise any significant amount of additional capital.

             Subsequent to the 1995 fiscal year end, for short-term working capital purposes, Northeast borrowed $50,000 from a bank and $150,000 from its president (which was used in part to repay the earlier bank loan).
Additionally, Northeast is offering for sale a parcel of vacant property which it owns. If a buyer can be found, Northeast expects it would realize approximately $400,000 from such a sale. Northeast's bank has recently indicated a willingness to advance $150,000 in loans to Northeast with the land being used as collateral.

             Since  Northeast is currently unprofitable,  the  $150,000  in short  term  loans  it  has recently obtained, as well  as  the  additional
$150,000  expected to be made available by a bank, may be  insufficient  to fund  it  to  the  point  when  it can generate  positive  cash  flow  from
operations.   It  is  not known how quickly the vacant land  can  be  sold.
Because  of  these liquidity concerns, Northeast's independent accountants, in  their  report,  have  issued  an explanatory  paragraph  regarding  the uncertainty of Northeast's ability to carry out its business plans.


Financial and Operating Plans for the Next 12 Months

             Northeast's operational plans include (1) domestically, the development of new products and the expansion of its marketing efforts, and
(2) expansion of the operations of its Chinese subsidiary, both in production and marketing capabilities. To carry out these plans, Northeast must fund the following cash requirements in the next 12 months:

             1. Pursuant to the terms of the joint venture agreement under which Northeast's majority owned subsidiary, United Vitatech, was formed, Northeast is scheduled to make additional cash investments in United Vitatech according to the following schedule:

         By June 30, 1995             -                $600,000
         By December 31, 1995         -                 500,000

         Total additional cash investment required   $1,100,000

             Of  this  total, approximately $600,000 would be  utilized  to
build   an  office,  factory  and  warehouse  in  Shenyang,  China.   While
architect's plans have been substantially completed, construction will  not
commence until Northeast's cash investment (above) has been completed.   If
Northeast is successful in raising the required capital, construction could commence in the spring or summer of 1996.

             The capital contribution scheduled to be made on June 30, 1995 has  been deferred by Northeast as Northeast believes it will be easier for it  to raise this capital subsequent to the pending Merger with Celcor.  At present,  United  Vitatech  does not require the  capital  for  operational purposes.  The funds required for the construction of production facilities in  China  are  not immediately needed as United Vitatech currently  leases space for its operations.  Should United Vitatech's operations subsequently generate  a  need  for the additional capital contribution,  Northeast  has obtained a verbal commitment from an individual residing in Europe (who  is not  presently a stockholder of Northeast) to make a loan to  Northeast  to enable Northeast to satisfy its June 30, 1995 $600,000 obligation to United
Vitatech.  This commitment is not a binding obligation and there can be  no
assurances that Northeast will be able to obtain this loan, if needed.   It
is anticipated that should the Merger with Celcor take place, this loan, if made,  would be converted into Celcor Common Stock.  No terms for any  such conversion  have  been discussed.  Should the Merger  not  be  consummated,
Northeast has no current identifiable source to repay this loan, other than to issue additional stock of Northeast.

             2.     It  is  anticipated that as long  as  the  Merger  with
Northeast is still in process, Celcor will continue to extend the due  date of  the $700,000 loan due it from Northeast.  Should the Merger with Celcor
be  consummated,  the  note  will be canceled.   If  the  Merger  is  never
consummated and Northeast is unable to repay the note, Celcor will have the right  to  exercise  its  remedies under the terms of  a  pledge  agreement whereby  the  Northeast stockholders pledged their shares of  Northeast  to
Celcor  as  security for the note.  In such event, Celcor  would  have  the right to acquire the shares itself or sell them to a third party.

             3. For product development, marketing costs and working capital for its domestic operations, Northeast believes it will require an additional $1 million in financing.

             To fund the needs described above, Northeast believes it will require approximately $2.0 million in additional financing. This assumes that the Merger with Celcor will take place, eliminating the need to repay the $700,000 loan, and that Northeast will not be required to repay bank debt and the officer loan prior to the date Northeast begins to generate, positive cash flow.

              As   with  any  new,  growing  business,  Northeast  believes
additional outside capital may be required by it on ongoing basis  to  fund its longer term expansion.


                               PROPOSAL TWO
                           ELECTION OF DIRECTORS

Nominees

             The holders of Celcor Common Stock will elect seven directors at the special meeting, each of whom will be elected for a one year term.
Unless a stockholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. Directors will be elected by a plurality of the votes cast at the Special Meeting.

             Each of the nominees named below has consented to being named as a nominee in this Proxy Statement and has agreed to serve as a director at the Special Meeting, but such consent is conditioned upon the approval of the Merger by stockholders.

             The  table below sets forth the names and ages (as of December
10, 1995) of each of the nominees, the other positions and offices presently held by each such person with the Company, the period during which each such person has served on the board of directors of the Company, and the principal occupations and employment of each such person during the past five years.



                                                                     DIRECTOR
                                                                     OF THE
                                                                     COMPANY
NAME                            AGE        PRESENT POSITION          SINCE


Stephen E. Roman, Jr.(1)        47              Director              1994

David Chow (2)                  35              Director              1993

Eugene Cha (3)                  38                --                   --

Frank Nelson (4)                73                --                   --

Jennifer Lo Wu (5)              42                --                   --

Chin-Sung (Joe) Chen (6)        43                --                   --

Michael Hsu (7)                 55                --                   --

_______________
(1)  Mr.  Roman  was  elected to the Board of Directors of the  Company  in
     June,  1994.  He has served as president and secretary since  June  of
     1994  on a part-time basis.  He was vice president - finance and chief financial  officer since 1984 and served in this capacity on  a  part-
     time  basis  from  October,  1989 to  June,  1994.   Mr.  Roman  is  a
     certified public accountant and is self-employed.  Mr. Roman  is  also the  chief  financial officer of a privately held company involved  in the  personal  security industry and has a number  of  other  business
     interests.   Mr.  Roman  beneficially owns  16,153  shares  of  Celcor
     Common Stock.

(2)  David  Chow  is Managing Director of Center Laboratories, Taiwan,  and
     Center   Pharmaceutical  Co.,  Ltd.,  People's  Republic   of   China.
     Additionally,  Mr.  Chow  is  Chairman of  the  Taiwan  Pharmaceutical
     Association,   Director   of  the  China  Pharmaceutical   Development
     Association   and  Director  of  the  GMP  Committee  of   the   China
     Pharmaceutical   Industrial   Association.    Mr.   Chow   does    not
     beneficially own any shares of Celcor Common Stock.

(3)  Eugene  Cha  is an attorney and since 1987 had been a partner  in  the
     law firm of Cha & Pan, a firm with offices in New York and China.   He
     holds  law  degrees  from  both National  Taiwan  University  and  the
     University of Michigan.  He is also a member of the National  Assembly of  the  Republic  of  China.  Mr. Cha does not beneficially  own  any shares of Celcor Common Stock.

(4)  Frank  A. Nelson is president of Zhou Lin International, Inc. and  has
     served  in  this  capacity for more than 12  years.   Zhou  Lin  is  a
     medical  devices manufacturing and marketing company.   From  1988  to
     1994,   Mr.  Nelson  was  also  president  of  Natural  Pharmaceutical
     International,  Inc., a natural pharmaceutical products  research  and development company.  Since January, 1994, Mr. Nelson has also  served as  Chairman  of  Health  Guard International,  Inc.,  a  health  food
     manufacturing   and   marketing  company.    Mr.   Nelson   does   not
     beneficially own any shares of Celcor Common Stock.

(5) Jennifer Lo Wu is a trained pharmacist and from February, 1993 until the present date has served as chairperson of Northeast. Ms. Wu also serves as chairperson of Shenyang United Vitatech Ltd., Northeast's
     Chinese  joint venture.  Prior to her association with Northeast,  Ms.
     Wu was a real estate agent in Flushing, New York. Ms. Wu is married to Dr. Nanshan Wu, the president of Northeast. Ms. Wu is the sole stockholder of Lyncroft Corp., which owns 123,630 shares of Celcor
     Common Stock and 10 shares of Northeast Common Stock.

(6)  Chin-Sung (Joe) Chen is presently general manager of Hyscios  Pharmacy
     International  Co.,  Ltd.,  a distributor of  pharmaceutical  products based  in Taipei, Taiwan.  Prior to his association with Hyscios,  Mr.
     Chen  was  employed  for approximately 16 years by Lederle,  where  he served  in a variety of increasing responsible positions.  From April,
     1991  to  November, 1993, Mr. Chen was national marketing  manager  of
     Lederle  Taiwan.   Mr. Chen does not beneficially own  any  shares  of
     Celcor Common Stock.

(7) Michael Hsu has served as a part time vice-president-finance of the Company since June 1994. Mr. Hsu is also a self-employed certified public accountant and has been engaged in this capacity for more than the last 5 years. Mr. Hsu does not beneficially own any shares of Celcor Common Stock.

             Presently,  the  Company has two directors -  David  Chow  and
Stephen E. Roman, Jr., both of whom are standing for re-election.  The last meeting of stockholders of the Company at which directors were elected  was held  on  November 20, 1993.  At the time, stockholders elected  Paul  Siu,
David  Chow and Hong Yuan Shi to serve as directors.  On May 18, 1994,  Mr.
Shi  resigned  as  a director and on May 23, 1994, Mr. Siu  resigned  as  a
director.   Mr. Roman was elected to the Board in June, 1994 by  Mr.  Chow, the  remaining director, following the resignation of Messrs. Shi and  Siu, each  of  whom  resigned because of an inability to  participate  as  board members  in  a meaningful way.  Mr. Shi is the deputy managing director  of
Northeast  General Pharmaceutical Factories Group and chief  economist  and
general  director  of  Northeast  General  Pharmaceutical  Factory.   As  a
resident of China, Mr. Shi was unable to attend meetings of the Board.  Mr.
Siu resigned for personal reasons to pursue other opportunities.  The board of  directors does not presently have an audit, compensation or  nominating
committee.   There  was  one meeting of the board of directors  during  the fiscal  year ended June 30, 1995, which was attended by Mr. Roman  and  Mr.
Chow (either in person or by proxy).

Executive Compensation

            During the Company's fiscal year ended June 30, 1995, Mr. Roman
received  an  aggregate of $15,750 in compensation from the Company.   This
amount  includes  all  cash  and non-cash compensation,  bonuses,  deferred compensation and perquisites.  No other compensation of any kind  was  paid to  any executive officer or director of the Company.  The Company does not presently  have  any long-term incentive plan, deferred compensation  plan, stock option or stock grant plan, pension plan or other benefit plans.  The
Company  does  not presently have any employment contracts, termination  of employment,  or  change in control arrangements with any of  its  executive officers.

             Under the terms of the Merger Agreement, the following persons have been designated to serve as executive officers of the Company following the consummation of the Merger:

            Name                         Age         Title

            Jennifer Wu                 42          Chairman

            Dr. Nanshan Wu              45          President

            Stephen E. Roman, Jr.       47          Vice president, secretary
                                                    and chief financial
                                                    officer

            Michael Hsu                 55          Treasurer

             Information concerning Mr. Roman has been provided above.  Mr.
Hsu  is  and  for  the  last five years has been a self-employed  certified public accountant.  He has served without compensation as vice president  -
finance and treasurer of the Company since June 1994 on a part-time  basis.
Dr.  Wu  presently serves as the president of Northeast and has  served  in
this  capacity since Northeast was first organized in February, 1993.   Dr.
Wu  is  also an obstetrician/ gynecologist and for the last five years  has maintained an active medical practice.

Section 16 Compliance

             Based  solely  upon a review of Forms 3 and 4  and  amendments thereto furnished to Celcor, Celcor believes that Messrs. Chow and Hsu have each  filed  a  Form 3 in their capacity as officers or  directors  of  the
Company  but,  that such filings were not made on a timely basis.   Neither
individual  owns  any shares of Celcor Common Stock.  In  addition,  Celcor believes  that Majestic International, Inc., which is believed  to  be  the beneficial  owner of more than 10% of the outstanding Celcor  Common  Stock has  filed  a Form 3, but that such filing was not made on a timely  basis.
Celcor  further  believes that Shenyang Tianfa Social Service  Company  and
Verchi  Holdings  Limited, each owns in excess of 10%  of  the  outstanding
Celcor  Common  Stock  and has not filed a Form  3  with  respect  to  such beneficial ownership.


                        COMMON STOCK OF THE COMPANY

Market Price Information

             The Company's Common Stock is traded over-the-counter and its quotations are carried in the National Quotation Bureau's daily "Pink
Sheets".

            The following table shows the range of high and low bid or last trade quotations for the Company's Common Stock in the over-the-counter market as reported to the Company by the National Quotation Bureau
Incorporated. No review of the daily Pink Sheets for the periods indicated has been undertaken by the Company. The quotations reflect prices between dealers, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions or be indicative of prices at which the Company's stock was traded. In November of 1993, the Company effected a reverse stock split on a one for five basis. All bids reflected below have been adjusted to give effect to the reverse split.

FISCAL YEAR      FISCAL QTR. ENDED         LOW BID    HIGH BID

1994            September 30, 1993       $   .005     $ .05
                December 31, 1993            .02        .025
                March 31, 1994               .05        .05
                June 30, 1994                .25        .31

1995            September 30, 1994           .12       1.25
                December 31, 1994            .25        .87
                March 31, 1995               .25        .87
                June 30, 1995                .25        .87

1996            September 30, 1995           .12        .37
                Through December 13 1995     .12        .62

    On August 12, 1994, the day prior to the first reported announcement of the Merger, the low bid and high ask price for Celcor Common Stock was $1.00 and $2.00, respectively. On March 17, 1995, the day prior to the signing of the definitive Merger Agreement, the low bid and high ask price was $.25 and $2.25, respectively.

     The number of record holders of the Company's Common Stock, as of October 16, 1995, was approximately 226. However, the Company believes that there may be substantially more beneficial holders.


Dividend Policy.

     The  Company has not paid any dividends on its Common Stock since  its
inception.   The  Company  anticipates that  for  the  foreseeable  future, earnings,  if  any, will be retained for use in the business or  for  other corporate purposes, and it is not anticipated that cash dividends  will  be paid on its Common Stock.


                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The  following table sets forth the number of shares of Celcor  Common
Stock  owned by each person who, as of December 10, 1995, owned of  record, or  was  known  by the Company to own beneficially, more  than  5%  of  the outstanding  shares  of Celcor Common Stock, as well as  the  ownership  of
Celcor  Common Stock by each current director of the Company, each  nominee for  director  and  the shares beneficially owned by all current  executive officers and directors as a group.  The percentages have been calculated on the  basis of the 3,364,674 shares which are presently outstanding and does not  give  effect to the additional shares issuable in connection with  the
Merge  or  those  issuable upon the conversion of the  Series  C  Preferred
Stock.  Majestic International, Inc., by virtue of its stock ownership  and
David  Chow  and Stephen E. Roman, Jr., as directors, may be deemed  to  be controlling persons of the Company, as such term is defined in  Section  20 of the Securities Exchange Act of 1934.

   Name and Address of   Amount and Nature of
   Beneficial Owner      Beneficial Ownership     Percent of Class


Majestic International, Inc.
227 Gloucester Rd.
Wan Chi, Hong Kong  (1)          648,400              19.4%

Shenyang Tianfa Social
Service Company  (2)
No 37 Zhong Gong Bei Street
Tiexi District
Shenyang, Peoples Republic
 of China                        450,000              13.5%

 Verchi Holdings Limited  (2)
Room 312, Entrance 3, Bldg 14,
Compound 3, Jingouhe Road
Wukesong - Haidian District
Beijing, Peoples Republic
of  China                        550,000              16.5%

Barbara Edwards
800 Palisades Avenue
Fort Lee, NJ  07024              219,810               6.53%

Builtland Partners
1271 Ave. of the Americas
Suite 4200
New York, NY                     171,800(3)            5.1%


David Chow
Shinwi Road
Section 2
No. 34
6th Floor
Taipei, Taiwan                      --                  --

Stephen E. Roman, Jr.
1800 Bloomsbury Avenue
Ocean, New Jersey                  16,153               --

Eugene Cha
c/o Cha & Pan
36 W. 44th Street
New York, New York  10036           --                  --

Frank A. Nelson
4296 Lares Circle
Salt Lake City, Utah  84124         --                  --

Jennifer Lo Wu
129-09 26th Avenue
Suite 202
Flushing, NY  11355              123,620  (4)          3.67%

Chin-Sung Chen                            (5)
Pei-an Rd.
No. 21, Lane 595
3rd Floor
Taipei, Taiwan

Michael Hsu
136-21 Roosevelt Avenue
Flushing, NJ  11354                 --                   --

Current Executive                 16,153                 --
Officers and Directors
as a group (3 persons)

_______________

(1) Majestic, the Company's largest stockholder, acquired all of its Celcor Common Stock from the Company in 1992 in connection with the adoption of a plan of reorganization and emergence of the Company from bankruptcy. The principal of Majestic is Su Shi Lo, a resident of Taiwan. Majestic is a private investment company that has other investments in Taiwan and China.

(2)   On  September 27, 1994, Majestic sold 450,000 shares of Celcor Common
      Stock to Shenyang Tianfa Social Service Company and 550,000 shares to
      Verchi  Holdings  Limited ("Verchi").  Both sales  were  effected  in
      private  transactions.   The Company has been  advised  that  neither
      Shenyang Tianfa Social Service Company nor Verchi is an affiliate  of
      Majestic and that the sales were negotiated on an arms' length basis.
      The  principal  stockholder of Verchi is Haifeng Li,  a  resident  of
      Beijing,  China.  The Company understands that Verchi was  formed  by
      Mr.  Li  to  acquire its interest in Celcor.  The  Company  has  been informed  that Tianfa Social Service Company is an "investment  club"
      organized  by  a  group of individual investors in  Shenyang,  China.
      Some  members of this club, or members of their family, are  believed
      to   be   employees  of  Northeast  General  Pharmaceutical  Factory,
      Northeast's  joint  venture  partner in Northeast's  United  Vitatech subsidiary.

(3) Includes 34,800 shares held by the Milstein Foundation, an affiliate of Builtland. Builtland Partners is a partnership comprised of the following partners: Seymour Milstein, Howard Milstein, Paul Milstein
      (a former director of the Company), Philip Milstein, Edward Milstein,
      Barbara Zalaznik, Dr. Roslyn Meyer and Constance Lederman.

(4)   Includes  shares owned by Lyncroft Corp., a corporation of which  Ms.
      Wu is the sole stockholder.

(5) 210,000 shares of Celcor Common Stock are issuable upon conversion of 70,000 shares of Series C Preferred Stock held by such stockholder.

Certain Relationships and Related Party Transactions

             Celcor  and Northeast may be deemed to be related  parties  by
virtue   of   certain  family  inter-relationships  among  the  individuals
controlling   the  two  companies.   Mr.  Su  Shi  Lo  is  the  controlling
stockholder of Majestic, which, in turn, is the largest stockholder of  the
Company,  holding 19.4% of the outstanding shares of Celcor  Common  Stock.
Mr.  Lo's daughter, Jennifer Lo Wu is the chairperson and her husband,  Dr.
Nanshan Wu, is the president of Northeast.  In addition, Jennifer Lo Wu  is the sole stockholder of Lyncroft Corp., a stockholder of both Northeast and
Celcor.

             In  August, 1994, the Company made a loan to Northeast in  the amount  of $700,000, which was used by Northeast to fund a portion  of  its obligation  to  contribute capital under the joint venture  agreement  with
Northeast  General Pharmaceutical.  The loan is evidenced by  a  promissory note  dated  August 9, 1994.  The loan is on an interest free  basis  until
November, 1995 and thereafter accrues interest at an annual rate of fifteen
(15%)  per  annum.   The  Company has obtained  a  stock  pledge  from  the
stockholders of Northeast whereby all of the outstanding stock of Northeast secures  the repayment of the loan.  At the time the Merger is consummated, the  loan will be canceled.  If the Merger is not consummated and Northeast is  unable  to repay the loan at maturity, the Company will be entitled  to exercise its remedies under the Pledge Agreement.

              Northeast purchases bulk ascorbic acid for resale from Northeast General Pharmaceutical, its joint venture partner.

                              PROPOSAL THREE

A.    RATIFICATION OF ISSUANCE OF SERIES C PREFERRED STOCK

             In  May  and June of 1994, the Company issued and sold 275,000 shares  of  a  new series of preferred stock, designated  as  Series  C  8%
Convertible Preferred Stock ("Series C Preferred Stock").  The shares  were issued at $3.00 per share and resulted in gross proceeds to the Company  of
$825,000.   The Series C Preferred Stock was issued to individual investors in  a  private placement.  None of the investors was a stockholder  of  the
Company  prior  to  acquiring  the Series C Preferred  Stock.   Of  the  13
purchasers,  two reside in New York, one in Thailand, and the remaining  10 investors are residents of Taiwan.

             The  Series  C  Preferred Stock provides for  the  payment  of cumulative dividends at an annual rate of 8%.  Each share is convertible at any time after July 1, 1994 and prior to June 30, 1997 into three shares of
Celcor  Common  Stock,  subject  to adjustment  in  certain  circumstances.
Accordingly,  825,000 shares of Celcor Common Stock would be issuable  upon
full  conversion  of  the  Series C Preferred  Stock.   Such  shares  would
represent  19.7%  of  the outstanding Celcor Common  Stock  (13.9%  of  the outstanding shares after giving effect to the additional shares issuable in connection  with  the Merger.).  At the time of issuance of  the  Series  C
Preferred  Stock,  the high and low bid price for Celcor Common  Stock  was
$.31  and  $.25, respectively.  The conversion price of $1.00 a  share  was intended  to  establish a conversion rate significantly  above  the  market price of the Celcor Common Stock in order to make conversion desirable only if there is a significant increase in the future in the price of the Celcor
Common Stock.  The holders of the Series C Preferred Stock generally do not
vote  on  any  matter  submitted to stockholders  for  a  vote.   For  more
information  concerning  the rights, preferences  and  limitations  of  the
Series  C Preferred Stock, see "Description of Capital Stock of the Company
- Description of Series C 8% Convertible Preferred Stock."

             Of  the proceeds received by the Company from the sale of  the
Series  C  Preferred Stock, $700,000 was used to make a loan to  Northeast.
The   remaining  $125,000  was  used  to  pay  offering  expenses,  ongoing administrative expenses and the costs associated with the Merger  and  this proxy solicitation.

             The Certificate of Incorporation of the Company authorizes the issuance  of  2,000,000 shares of preferred stock.  Section 151(g)  of  the
Delaware  General  Corporation Law provides that a board of  directors  may establish  the powers, designations, preferences and relative rights  of  a new  class or series of capital stock if expressly authorized to do  so  by the  certificate of incorporation.  Although the Company believes that this authority was intended by the Company's Certificate of Incorporation, there is,  at  present, no express delegation to the board in the Certificate  of
Incorporation  of power to specify the relative rights and  preferences  of
the   Series  C  Preferred  Stock.   Accordingly,  the  board   is   asking
stockholders to ratify the creation of the Series C Preferred Stock.

             Although no such claim has been asserted, the risk exists that the issuance of the Series C Preferred Stock without stockholder approval could be challenged. If such a claim was asserted and was successful, it is possible that the Series C Preferred Stock could be held to have been invalidly issued. It is difficult to predict what the consequences of such a determination might be. In order to eliminate this uncertainty, the board recommends that stockholders ratify the issuance of the Series C
Preferred Stock.


B.    APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

             The Company is also seeking stockholder approval to amend  its
Certificate  of  Incorporation to insert express  language  confirming  the right of the board,  in the future, to create one or more additional series or  classes  of  capital stock, each containing such powers,  designations,
preferences  and relative rights as may be established by the  board.   The
Company  has  no present plans to issue any additional shares of  preferred stock  of  any class or series; however, as the Company's business  expands
following  the  Merger, it will face a continuing need  for  capital.   See
"Management's Discussion and Analysis of Financial Condition and Results of
Operations."  A copy of the proposed Amendment is annexed hereto as Exhibit
E.

            The board believes that such authority is necessary in order to
ensure   that  the  Company  has  sufficient  flexibility  to  create   new
securities,  as  needed, on an expeditious basis,  in  order  to  meet  the
Company's needs.

              This authority would remain subject to the limitation, presently contained in the Certificate of Incorporation, limiting the aggregate number of shares of preferred stock which may be issued to 2,000,000.

             If stockholders do not vote in favor of this proposal, it will be  necessary  for  the board to seek stockholder approval  each  time  the
Company  proposes  to issue a new series of preferred  stock.   The  delays
attendant to seeking stockholder approval would make it difficult  for  the
Company  to  go into the market quickly when market conditions  favor  such financing.  As a result, after obtaining stockholder approval, the  Company may be unable to consummate a proposed financing because the opportunity to sell the new series of preferred stock on favorable terms may no longer  be
available.   In  addition, the Company would incur  significant  additional expenses to solicit stockholder approval each time a determination was made to sell preferred stock.

             At the same time, stockholders should be aware that by delegating such broad authority to the board, the board will be authorized to create preferred stock in the future with voting, conversion or redemption rights which could adversely affect the economic rights or voting power of the holders of Celcor Common Stock. Among other things, the preferred stock could be used to discourage the acquisition of the Company or the Celcor Common Stock in the future.

             Stockholders  must  vote  separately  on  each  part  of  this proposal.  The affirmative vote of a majority of the outstanding shares  of
Celcor  Common  Stock  is required for the approval of  each  part  of  the
proposal.   Accordingly, stockholders may choose to ratify the issuance  of the  Series C Preferred Stock, but vote against the proposal to  amend  the
Certificate  of  Incorporation.  The effect of such  a  vote  would  be  to require  stockholder approval any time the board proposed to  issue  a  new series of preferred stock.

             For the reasons described above, the board recommends that stockholders vote in favor of each part of this proposal.

                DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

             The  authorized  capital  stock of  the  Company  consists  of
20,000,000 shares of Celcor Common Stock and 2,000,000 shares of  preferred stock,  $.001 par value (the "Preferred Stock").  The following summary  is
qualified   in  its  entirety  by  reference  to  the  Company's   Restated
Certificate  of Incorporation, a copy of which is available for  inspection at  the  Company's  executive offices.  The discussion below  assumes  that stockholders approve the proposed amendment to the Company's certificate of incorporation,  described  above under the caption  "Proposal  Three  -  A.
Ratification  of  Issuance of Series C Preferred  Stock;  B.   Approval  of
Amendment to Certificate of Incorporation."

Celcor Common Stock

             Subject  to  the  prior  rights, if any,  of  holders  of  the
Preferred  Stock, the holders of Celcor Common Stock have equal  rights  to dividends  when, as and if declared by the board of directors,  from  funds legally available therefor.  Holders of Celcor Common Stock do not have any
pre-emptive  rights,  nor  are  any shares  subject  to  redemption.   Upon
liquidation, dissolution or winding up of the Company, and after payment to creditors and subject to the rights of the holders of Preferred Stock,  the assets  will  be  divided  pro rata on a share-for-share  basis  among  the holders of the shares of Celcor Common Stock.  All shares of Celcor  Common
Stock  now  outstanding, and shares to be outstanding upon consummation  of the Merger, are and will be fully paid, validly issued and nonassessable.

             The  holders of Celcor Common Stock exercise all of the voting power,  except  as  required by law or as specifically  reserved  to  other
classes  upon  the occurrence of certain events as described  below.   Each
share  of  Celcor  Common  Stock allows the holder  thereof  to  one  vote.
Holders  of the Celcor's Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for  the election  of  directors can elect all of the directors and, in that  event, the holders of the remaining shares will not be able to elect anyone to the board of directors.

             The  Company has never paid any dividends to holders of Celcor
Common Stock. It is the present intention of the Company not to pay any cash or stock dividends on Celcor Common Stock for the foreseeable future.

Preferred Stock

            Shares of Preferred Stock are issuable from time to time in one or  more  series  and with such designations, powers, preferences,  rights, qualifications,  limitations, or restrictions as may be determined  by  the board  of directors, consistent with the Certificate of Incorporation,  and with  the laws of the State of Delaware.  Unless the nature of a particular transaction and the rules of law applicable thereto require such  approval, the  board  of  directors has the authority to issue these  shares  without
stockholder   approval.   The  board  of  directors,  without   stockholder
approval, can thus issue preferred stock with voting and conversion  rights which  could  adversely affect the voting power of the common stockholders.
The Preferred Stock could thus be used to discourage the acquisition of the
Company   or  its  Common  Stock.   The  Company  has  no  present   plans,
arrangements,  commitments  or  understandings  to  issue  any   additional
Preferred Stock.

             Series A and Series B Preferred shares have previously been retired or converted as applicable.

Description of Series C 8% Convertible Preferred Stock

Dividends

             Holders of Series C Preferred Stock have a preference in the payment of dividends over the payment of dividends on Celcor Common Stock, or any other class of Celcor stock junior to the Series C Preferred Stock with respect to dividends (other than a dividend payable in the form of Celcor Common Stock or such other junior stock). Dividends are cumulative and payable quarterly on the last day of March, June, September and December at a rate of $0.24 per annum per share out of funds legally available therefor.

Preemptive Rights

             Holders of Series C Preferred Stock are not entitled to preemptive or subscriptive rights for the purchase of additional shares of any class of Celcor capital stock.

Liquidation

            If Celcor voluntarily or involuntarily liquidates, dissolves or winds-up  (any of the above referred to as a "Liquidation") the holders  of
Series  C  Preferred Stock will have a preference of $3.00 per share,  plus all  dividends accrued and unpaid thereon, whether or not declared, to  the date  of payment, or such lesser amount remaining after the claims  of  all creditors  have  been  satisfied, before any payments  will  be  made  with respect  to Celcor Common Stock or any other class of Celcor stock  ranking
junior to the Series C Preferred Stock as to payment upon liquidation.   In
the  event that, upon any such Liquidation, the available assets of  Celcor are  insufficient  to  pay the liquidation preference  on  the  outstanding shares  of  Series C Preferred Stock, the holders of all such  shares  will share  ratably  in  any distribution of assets in proportion  to  the  full amounts to which they would otherwise be respectively entitled.

Redemption

            Shares of Series C Preferred Stock will be redeemable, in whole or  in part, at any time after July 1, 1996, at the option of the board  of directors  of  Celcor,  at $4.50 per share plus all dividends  accrued  and
unpaid  on  such  shares  to  the  date of  redemption.   If  any  proposed
redemption shall be of less than all of the outstanding shares of Series  C
Preferred Stock, the redemption shall be effected pro rata according to the number of shares held by each holder of such shares.

Conversion

             Holders of shares of Series C Preferred Stock have the right, at their option, at any time during the period beginning July 1, 1994 and ending on June 30, 1997 (unless the shares have been called for redemption, in which case such period shall end on, but not after, the close of business on the date fixed for redemption) (the "Conversion Period"), to convert each share of Series C Preferred Stock into three shares of fully paid and non-assessable shares of Celcor Common Stock. Shares of Celcor
Common Stock will be delivered, and the person exercising such option will be deemed to be the holder of shares of Celcor Common Stock, upon surrender to Celcor, or its transfer agent appointed for such conversion, of the certificate or certificates representing shares of Series C Preferred Stock being converted. Upon conversion, no allowance or adjustment will be made with respect to the dividends upon either class of Celcor stock. Shares of Series C Preferred Stock that have been converted will not be reissued.

             The  number  of  shares of Celcor Common Stock  issuable  upon conversion  of a share of Series C Preferred Stock is subject to adjustment
(to  the  nearest  one-hundred thousandth (1/100,000) of a  share,  or  the nearest  one  one-thousandth  (1/1,000) of one  cent,  as  appropriate)  in certain events, including (i) subdivision, combination, reclassification or split-up  of Celcor Common Stock; (ii) the issuance of Celcor Common  Stock as  a dividend on Celcor Common Stock; (iii) the issuance or sale of Celcor
Common  Stock  (excluding  certain shares  described  below)  including  an issuance  or sale by way of the issuance of options or rights to  subscribe for shares of Celcor Common Stock or the issuance of securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Celcor
Common Stock, for a consideration per share other than the Conversion Price then  in effect.  The Conversion Price is an amount equal to the number  of shares  of  Celcor Common Stock into which one share of Series C  Preferred
Stock  will be converted, divided by three dollars ($3.00) and is initially set  at one dollar ($1.00).  Notwithstanding the above, no adjustment  will be  made  to  the  number of shares of Celcor Common  Stock  issuable  upon conversion of Series C Preferred Stock upon the issuance of shares pursuant to  options or stock purchase agreements granted to, or entered into  with, officers  and  employees of Celcor, or of any subsidiary thereof,  provided that  the  number  of shares so issued does not exceed  300,000  shares  of
Celcor Common Stock, as such number of 300,000 shares shall be adjusted  in the  case of subdivision, combination, reclassification, split-up or  stock
dividend  of  the  outstanding shares of Celcor Common  Stock.   Except  as
described  above,  no adjustment will be made to the number  of  shares  of
Celcor Common Stock issuable upon conversion of Series C Preferred Stock.

            No adjustment in the conversion rate will be required, however, unless  such  adjustment (aggregated with any other adjustments calculated, but not previously effected by reason of this limitation) would require  an increase or decrease in the Conversion Price of at least ten cents ($0.10).
Any calculated adjustment not effected because of this limitation, however,
will   be  carried  forward  and  taken  into  account  in  any  subsequent adjustment.

Voting

             Holders of Celcor Series C Preferred Stock have no voting rights, except as provided by law and except that, so long as any shares of Celcor Series C Preferred Stock are outstanding, Celcor may not, without the consent of the holders of at least 66 2/3% of the aggregate number of shares of Celcor Series C Preferred Stock then outstanding:

            (i) alter or change the preferences, special rights or powers of the Celcor Preferred Stock so as to adversely affect the Celcor
      Series C Preferred Stock; or

             (ii)   consolidate  or merge with or into another  corporation
      (whether or not Celcor is the surviving Corporation), or sell all or substantially all of its assets to another corporation, unless in connection therewith, lawful and adequate provision is made whereby the holders of Celcor Series C Preferred Stock shall receive the right to convert during the Conversion Period (as defined above) into the kind and amount of shares of stock and other securities to be received by holders of the number of shares of Celcor Common Stock into which the Celcor Series C Preferred Stock might have been converted immediately prior to such consolidation, merger or sale, which right is subject to adjustment as described above.

                                  Experts

             The  audited  financial  statements of  Celcor  and  Northeast included  in  this proxy statement have been audited by BDO  Seidman,  LLP, independent certified public accountants, to the extent and for the periods
indicated   in  their  reports  (which  contain  an  explanatory  paragraph regarding uncertainties as to their ability to continue as going concerns), appearing  elsewhere herein, and are included herein in reliance upon  such reports given upon the authority of said firm as experts in accounting  and auditing.

                          Presence of Accountants
                            at Special Meeting

             Representatives of BDO Seidman, the Company's independent accountants for the Company's current and most recently completed fiscal years, are not expected to be present at the Special Meeting, but will be available by telephone to respond to appropriate questions of stockholders.

                               Other Matters

              At  the  time  that  this  Proxy  Statement  was  mailed   to
stockholders,  management  was not aware of  any  matter,  other  than  the matters described herein, that would be presented for action at the Special
Meeting.  If other matters properly come before the Special Meeting, it  is intended  that shares represented by proxies will be voted with respect  to those  matters  in accordance with the best judgment of the persons  voting them.

             If  a  stockholder intends to present a proposal at  the  next
Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than ______, 1995, in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                            By   Order  of  the  Board   of
Directors



                                             Stephen E. Roman, Jr., Secretary
Dated:  December ___, 1995



                                                Index to Financial Statements






Celcor, Inc. Pro Forma Condensed Consolidated Financial
 Statements - Unaudited:

   Introduction                                                        F-2
   Balance sheet as of September 30, 1995                              F-3
   Statement of operations for the three months ended
     September 30, 1995                                                F-4
   Statement of operations for the year ended
     June 30, 1995                                                     F-5
   Notes to pro forma condensed consolidated
     financial statements                                              F-6

Celcor, Inc. Financial Statements:

 Report of independent certified public accountants                    F-7
 Balance sheets as of June 30, 1995 and September 30, 1995             F-8
 Statements of operations for the years ended
   June 30, 1995 and 1994 and the three months ended
   September 30, 1995 and 1994                                         F-9
 Statements of stockholders' equity for the years ended
   June 30, 1995 and 1994 and the three months ended
   September 30, 1995                                                 F-10
 Statements of cash flows for the years ended June 30,
   1995 and 1994 and the three months ended
   September 30, 1995 and 1994                                        F-11
 Notes to financial statements                                 F-12 - F-14

Northeast (USA) Corp. Consolidated Financial Statements -
 Audited:

   Report of independent certified public accountants                 F-15
   Balance sheets as of June 30, 1995 and September 30, 1995          F-16
   Statements of operations for the years ended
     June 30, 1995 and 1994 and the three months ended
     September 30, 1995 and 1994                                      F-17
   Statements of stockholders' equity for the years ended
     June 30, 1995 and 1994 and the three months ended
     September 30, 1995                                               F-18
   Statements of cash flows for the years ended
     June 30, 1995 and 1994 and the three months ended
     September 30, 1995 and 1994                                      F-19
   Summary of accounting policies                              F-20 - F-22
   Notes to consolidated financial statements                  F-23 - F-26


Celcor, Inc. Unaudited Pro Forma Condensed
Consolidated Financial Statements

                                                                        F-1

Introduction

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1995, and the unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 1995 and the year ended June 30, 1995 reflect the pro forma condensed consolidated financial statements of , Inc. giving effect to the pro forma adjustments described herein as though the merger with Northeast (USA) Corp. had been consummated at September 30, 1995 for the condensed consolidated balance sheet and at July 1, 1994 for the condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements should  be read  in  conjunction with the notes thereto and with the historical financial statements of , Inc. and Northeast (USA) Corp. included elsewhere herein.  See
"Index   to   Financial  Statements".  The  unaudited  pro   forma   condensed
consolidated  statements  of  operations are  not  necessarily  indicative  of operating  results that would have been achieved had the merger actually  been consummated  at  July  1, 1994 and should not be construed  as  indicative  of future operations.

Under the terms of the merger agreement, , Inc. will issue 1,750,000 shares of its common stock in exchange for all of the outstanding shares of common stock of Northeast (USA) Corp. The transaction is being accounted for as a reverse acquisition whereby Northeast (USA) Corp. is the acquirer for accounting purposes.

                                                                          F-2

September 30, 1995


                               Celcor, Inc.       Northeast
                                                 (USA) Corp.       Adjustments     Pro forma
Assets
Current:
 Cash and cash equivalents     $    836          $  236,427          $   -          $  237,263
 Receivables                         -               56,973              -              56,973
 Inventory                           -              429,889              -             429,889
 Other                               -              117,785              -             117,785
                                    836             841,074              -             841,910

Notes receivable                700,000                -              (700,000)(2)      -
Property and equipment, net          -              422,786              -             422,786
Land held for sale                   -              420,000              -             420,000
Intangible assets                    -            1,723,569              -           1,723,569
Other assets                         -               12,515              -              12,515
                               $700,836          $3,419,944          $(700,000)     $3,420,780
Liabilities and Stockholders' Equity
Current:
 Accounts payable              $ 32,339          $   35,401          $     -        $   67,740
 Accrued expenses                10,614             250,323                -           260,937
 Notes payable                       -              900,000          ( 700,000)(2)     200,000

                                 42,953           1,185,724          ( 700,000)        528,677
Minority interest                    -            2,128,065                -         2,128,065
                                 42,953           3,313,789          ( 700,000)      2,656,742
Stockholders' equity:
 Preferred stock                    275                -                   -               275
                                                                     (1,050,000)(1)
 Common stock                     3,515           1,050,000               1,750 (1)      5,265
 Additional paid-in capital   1,570,475               -                 882,968 (1)  2,453,443
 Accumulated deficit           (165,282)         (1,064,211)            165,282(1)  (1,064,211)
                                                                           -
 Treasury stock                (751,100)              -                    -         ( 751,100)
 Foreign translation adjustment      -              120,366                -           120,366
                                657,883             106,155                -           764,038
                               $700,836          $3,419,944          $ (700,000)    $3,420,780


                                 See accompanying notes to pro forma condensed
                                             consolidated financial statements.

                                                                                        F-3



                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                               (Unaudited)

Three months ended September 30, 1995

                                              Northeast
                          Celcor, Inc.       (USA) Corp.     Adjustments    Pro forma
Sales                       $   -             $ 49,019         $    -       $  49,019
Expenses:
 Cost of sales                  -               39,426              -          39,426
 Selling, general and
   administrative             27,171           183,346              -         210,517
 Interest expense               -                2,396              -           2,396
                              27,171           225,168              -         252,339
                           $ (27,171)         (176,149)             -        (203,320)
Minority interest               -               61,933              -          61,933
Net loss                   $(27,171)         $(114,216)        $    -      $ (141,387)
Net loss per share         $   (.01)                                       $   (  .03)
Weighted average common
  shares outstanding      3,364,674                                         5,114,674(4)

                              See accompanying notes to pro forma condensed
                                         consolidated financial statements.

                                                                        F-4


                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                              (Unaudited)

Year ended June 30, 1995

                            Celcor, Inc.     Northeast
                                             (USA) Corp.      Adjustments      Pro forma
Sales                          $   -         $ 904,795         $    -          $ 904,795
Expenses:
 Cost of sales                     -           860,556              -            860,556
 Selling, general and
  administrative                 80,106        787,131           25,000(3)       892,237
 Loss on write-down of land        -           180,000              -            180,000
 Interest expense                  -             7,680              -              7,680
                                 80,106      1,835,367           25,000        1,940,473
                                (80,106)      (930,572)         (25,000)      (1,035,678)
Minority interest                  -           230,615              -            230,615
Net loss                       $(80,106)     $(699,957)        $(25,000)     $ ( 805,063)
Net loss per share             $   (.02)                                     $      (.16)
Weighted average common
  shares outstanding          3,364,674                                        5,114,674(4)

                                         See accompanying notes to pro forma condensed
                                                 consolidated financial statements.

                                                                                        F-5



                                 Notes to Pro Forma Condensed Consolidated
                                                      Financial Statements
                                                        (Unaudited)

1. To record issuance of 1,750,000 shares of Celcor, Inc. common stock to acquire Northeast (USA) Corp. As discussed in the introduction section, the acquisition was recorded as a reverse acquisition.

2.    To eliminate intercompany loan.

3. To accrue costs (professional fees) at June 30, 1995 relating to the merger. No accrual was necessary at September 30, 1995 since most costs were incurred during the period then ended.

4. Average number of Celcor, Inc. common stock plus 1,750,000 shares issued to merge with Northeast (USA) Corp.


                                                                        F-6

Report of Independent Certified Public Accountants


The Board of Directors and Stockholders
Celcor, Inc.
Ocean, New Jersey

We have audited the accompanying balance sheet of Celcor, Inc. as of June 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celcor, Inc. as of June 30, 1995, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no current source of revenues or funds and has a working capital deficit as of June 30, 1995. In addition, the Company may acquire Northeast (USA) Corp. (see Note 5) which will require additional funds to finance the combined operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                       BDO Seidman, LLP



New York, New York

August 25, 1995
                                                                         F-7

                                                         BALANCE SHEETS

                              June 30, 1995              September 30, 1995
                                                              (unaudited)
Assets
Current:
 Cash                            $  12,037                      $    836
      Total current assets          12,037                           836
Notes receivable (Note 5)          700,000                       700,000
                                $  712,037                      $700,836
Liabilities and Stockholders' Equity
Current:
 Accounts payable               $    -                          $ 32,339
 Accrued expenses                   26,983                        10,614
      Total current liabilities     26,983                        42,953
Stockholders' equity:
  Preferred stock - 8% convertible;
    $.001 par value; liquidation
    preference of $3.00;  Series
    C - 2,000,000 shares authorized;
    275,000 shares  issued  and
    outstanding (Note 4)               275                           275
  Common stock - $.001  par value;
    20,000,000 shares authorized;
    3,514,894 shares issued and
    3,364,674 outstanding (Note 2)   3,515                         3,515
 Additional paid-in capital      1,570,475                     1,570,475
 Accumulated deficit              (138,111)                     (165,282)
 Treasury stock - 150,220 shares
   at cost                        (751,100)                     (751,100)
      Total stockholders' equity   685,054                       657,883
                                 $ 712,037                    $  700,836

                            See accompanying notes to financial statements.

                                                                        F-8

                                            STATEMENT OF OPERATIONS



                            Year ended June 30,      Three months ended
                                                         September 30,
                              1995         1994        1995         1994
                                                           (unaudited)

Revenue                      $  -         $  -        $  -        $  -
General and administrative
   expenses                   80,106       50,325        27,171     10,987
         Operating loss      (80,106)     (50,325)      (27,171)   (10,987)
Other expense - interest        -          (3,261)        -            -
Net loss                    $(80,106)    $(53,586)    $ (27,171)  $(10,987)
Net loss per share          $   (.02)    $   (.02)    $    (.01)  $    -

                               See accompanying notes to financial statements.

                                                                         F-9

                                        STATEMENTS OF STOCKHOLDERS' EQUITY

                             Common stock             Preferred stock

                             Shares(1)     Amount     Shares     Amount     Additional        Accumulated   Treasury
                                                                            paid-in capital     Deficit       stock         Total
Balance, June 30, 1993       3,514,894     $3,515         -      $   -      $745,750          $(4,419)      $(751,100)   $ (6,254)
Sale of cumulative preferred
   Series C shares in private
   placement (Note 4)             -           -       260,000       260       779,740               -            -         780,000
Conversion of notes payable
  and accrued interest to
  Series C preferred  shares
  (Note 4)                        -           -        15,000  15 44,985       -                    -         45,000
Net loss                          -           -           -          -         -               (53,586)          -        (53,586)
Balance, June 30, 1994       3,514,894      3,515     275,000        275     1,570,475         (58,005)     (751,100)     765,160
  Net loss                          -           -           -          -         -             (80,106)          -        (80,106)
Balance, June 30, 1995       3,514,894      3,515     275,000        275     1,570,475        (138,111)     (751,100)     685,054
Net loss (unaudited)              -           -           -          -         -               (27,171)          -       ( 27,171)
Balance, September 30, 1995
  (unaudited)                3,514,894     $3,515     275,000   $    275   $ 1,570,475       $(165,282)   $ (751,100)    $657,883

                                      See accompanying notes to financial statements.

(1)  Adjusted retroactively for the effect of a one-for-five  reverse  stock split (Note 2).

                                                                                                F-10

                                             STATEMENTS OF CASH FLOWS

                                      Year ended June 30,   Three months ended
                                                               September 30,
                                      1995          1994    1995          1994
                                                                (unaudited)

Cash flows from operating activities:
 Net loss                           $ (80,106)    $(53,586)  $(27,171)    $(10,987)
   Adjustments to reconcile
     net loss to net cash used
     in operating activities:
       Increase (decrease) in
         liabilities:
         Accounts payable and
           accrued expenses           22,859        3,770    15,970         2,969
         Net cash used in operating
            activities               (57,247)     (49,816)  (11,201)       (8,018)
Cash flows from investing activities:
 Loan to Northeast (USA) (Note 5)   (700,000)         -         -        (700,000)
Cash flows from financing activities:
 Borrowings of notes payable            -          20,000       -            -
 Proceeds from sale of stock            -         780,000       -            -
      Net cash provided by
      financing activities              -         800,000       -            -
Net increase (decrease) in cash    (757,247)      750,184  (11,201)      (708,018)
Cash, beginning of year             769,284        19,100   12,037        769,284
Cash, end of year                 $  12,037      $769,284  $   836      $  61,266

Supplemental disclosure of
   cash flows information:
 Cash paid during the year for:
   Interest                       $     -        $    -    $    -       $     -
  Noncash  financing  activity
     conversion of debt to
     preferred  stock             $     -        $ 45,000  $    -       $     -

                               See accompanying notes to financial statements.

                                                                        F-11


1. Nature of Business   Celcor, Inc. (the "Company") is a Delaware corporation.
                        The Company emerged from Chapter 11 bankruptcy proceedings in July of 1992 and has had no business operations since 1991. Its current business plans include the seeking of business opportunities in the People's Republic of China through acquisitions, mergers, joint ventures and/or the formation of operating subsidiaries.

2. Summary of Significant
   Accounting Policies  Basis of Presentation
                        The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and has no current source of revenues or funds and has a working capital deficit as of June 30, 1995. In addition, the Company plans to acquire Northeast (USA) Corp. (see Note 5) which will require additional funds to finance the combined operations. The Company's
                        continued  existence  is dependent   upon  its  ability
                        to  secure  adequate  financing.  Should   the
                        acquisition take place, the Company plans to raise capital for the combined entity through a private placement; however, there are no assurances that the financing will occur. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                        Common Stock

                        On September 20, 1993, the Company's Board of Directors and stockholders approved a one-for-five reverse stock split. Accordingly, all share data has been restated for periods prior to the stock split.

                        Net Loss Per Common Share

                        The weighted average number of common shares outstanding used in computing net loss per common share was 3,364,674 in 1995 and 1994. The weighted average number of common shares used in computing the net loss per common share does not include any shares issuable upon the assumed conversion of the preferred stock, since the effect would have been to decrease net loss per common share in each period.

                                                                       F-12

                        Interim Periods

                        The results of operations for the three months ended September 30, 1995 and 1994 are not necessarily indicative of the results to be expected for the full fiscal year. All information for the three months ended September 30, 1995 and 1994 is unaudited and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of such information for the respective periods.

3.  Income  Taxes       The Company follows the liability method of accounting
                        for income   taxes in  accordance  with  Statement  of
                        Financial Accounting Standards  No. 109 (SFAS 109),
                        "Accounting for Income Taxes". Under SFAS 109, deferred income taxes are provided at the enacted marginal rates on the difference between the financial statement and income tax carrying amounts of assets and liabilities.

                        The Company has a net operating loss carryforward of $135,000 which expires in years through 2010. Losses prior to June 30, 1992 were forfeited as a result of the change in ownership of the Company. At June
                        30, 1995, deferred tax assets relating to the net operating loss totaling $47,000 were offset by a valuation allowance, since utilization of the loss is uncertain.

4.  Preferred Stock     In May 1994, the Company sold 260,000 shares of its
                        newly designated Series C convertible preferred stock, $.001 par value, for an aggregate amount of $780,000 to a group of private investors. The preferred shares may be converted in whole or in part at any time through June 30, 1997 into three shares of common stock. The Company has the right, at any time after July 1, 1996, to redeem the shares at $4.50. The shares carry a stated dividend rate of 8% per annum. Dividends are cumulative and are payable on June 30, 1997 and quarterly thereafter.
                        Cumulative dividends totaled $71,500 at June 30,
                        1995 and $88,000 at September 30, 1995.

                                                                     F-13
                        In connection with the offering of 8% cumulative preferred shares, $45,000 of notes payable and accrued interest were converted into 15,000 shares of Series C convertible preferred stock at a rate of $3.00 per share.

5. Potential Acquisition
   and Notes Receivable On August 15, 1994, the Company signed a letter of intent to acquire Northeast (USA) Corp. ("Northeast") and, on March 15, 1995, executed an Agreement and Plan of Merger with Northeast. The transaction is subject, among other conditions, to completion ofa due diligence examination and stockholder approval. Northeast stockholders would receive 1,750,000 shares of the Company's common stock for all of the issued and outstanding shares of Northeast. Northeast is a manufacturer and distributor of various vitamin products with operations in the People's Republic of China and the United States.

                        On August 9, 1994, the Company loaned $700,000 to Northeast. This loan, evidenced by a promissory note, does not bear interest until the original maturity date, November 30, 1994, at which time interest would have accrued at 15% per annum. The maturity date of the loan has been extended to February 28, 1996 by the Company as the Company's proposed merger with Northeast continues to proceed. Concurrent to the note, Northeast's stockholders pledged all existing shares of their common stock as collateral. Although Northeast currently does not have the necessary funds to repay the loan, management of the Company believes that the value of the above-mentioned collateral exceeds the amount of the loan. Accordingly, no valuation reserve was considered necessary at June 30, 1995 or September 30, 1995. Since the loan is not currently collectible, the loan has been recorded as a long-term asset on the accompanying balance sheets.

                                                                       F-14

Report of Independent Certified Public Accountants


Northeast (USA) Corp.
New York, New York

We have audited the accompanying consolidated balance sheet of Northeast (USA) Corp. and subsidiaries as of June 30, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northeast
(USA) Corp. and subsidiaries at June 30, 1995, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the summary of accounting policies to the financial statements, the Company has incurred recurring losses since inception, has no current source of funds and has a working capital deficit as of June 30, 1995. The Company's continued existence is dependent upon its ability to secure adequate financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                        BDO Seidman, LLP



New York, New York

September 25, 1995


                                                           September 30,
                                        June 30, 1995          1995
                                                           (unaudited)

Assets
Current:
 Cash and cash equivalents               $  351,400         $ 236,427
 Receivables                                 34,534            56,973
 Inventory (Note 2)                         432,121           429,889
 Other                                       70,058           117,785
     Total current assets                   888,113           841,074
Property and equipment, net (Note 3)        348,535           422,786
Land held for sale (Note 4)                 420,000           420,000
Intangible assets - land use rights, net  1,742,666         1,723,569
Other assets                                 13,610            12,515
                                         $3,412,924        $3,419,944
Liabilities and Stockholders' Equity
Current:
 Notes payable - Celcor, Inc. (Note 8)   $  700,000        $  700,000
 Note payable - officer (Note 9)              -               150,000
 Note payable - bank (Note 9)                 -                50,000
 Accounts payable                            94,363            35,401
 Accrued expenses                           203,820           250,323
       Total current liabilities            998,183         1,185,724
Commitments (Notes 1, 6 and 8)
Minority interest (Note 1)                2,189,998         2,128,065
Stockholders' equity (Note 8):
  Common  stock, no par value - shares
    authorized 200; issued and
    outstanding 175                       1,050,000         1,050,000
 Accumulated deficit                       (949,995)       (1,064,211)
 Foreign translation adjustments            124,738           120,366
       Total stockholders' equity           224,743           106,155
                                         $3,412,924        $3,419,944

                     See accompanying summary of accounting policies
                      and notes to consolidated financial statements.

                                                                        F-16

                         Year ended June 30,   Three months ended September 30,
                         1995           1994       1995                  1994
                                                            (unaudited)
Sales (Note 7)          $904,795     $    -     $  49,019              $    -
Expenses:
 Cost of sales (Note 7)  860,556          -        39,426                   -
 Selling, general and
   administrative        787,131      312,736     183,346                 72,224
 Loss on write-down of
   land held for sale
   (Note 4)              180,000          -          -                      -
 Interest                  7,680          910       2,396                   -
                       1,835,367      313,646     225,168                 72,224
          Loss before
          minority
          interest      (930,572)    (313,646)   (176,149)               (72,224)
Minority interest in
   loss of joint venture 230,615       79,487      61,933                 22,360
Net loss               $(699,957)   $(234,159)  $(114,216)            $  (49,864)

                                See accompanying summary of accounting policies
                                 and notes to consolidated financial statements.

                                                                       F-17


                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        Foreign             Total
                                                        translation         stockholders'
                                Common stock   Deficit  adjustments          equity

Balance, July 1, 1993             $150,000      $(15,879) $    -             $134,121
Issuance of 45 shares for cash     300,000          -          -              300,000
Issuance of 30 shares for property 600,000          -          -              600,000
Issuance of 80 shares for technology   -            -          -                -
Net loss                               -        (234,159)      -             (234,159)
Translation adjustments                -            -        40,887            40,887
Balance, June 30, 1994           1,050,000      (250,038)    40,887           840,849
Net loss                               -        (699,957)      -             (699,957)
Translation adjustments                -            -        83,851            83,851
Balance, June 30, 1995           1,050,000      (949,995)   124,738           224,743
Net loss (unaudited)                   -        (114,216)      -             (114,216)
Translation adjustments (unaudited)    -            -        (4,372)           (4,372)

Balance, September 30, 1995
(unaudited)                     $1,050,000   $(1,064,211)  $120,366          $106,155

                            See accompanying summary of accounting policies
                             and notes to consolidated financial statements.

                                                                       F-18


                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     Year ended June 30,        Three months ended
                                                                   September 30,
                                     1995          1994         1995            1994
                                                                    (unaudited)
Cash flows from operating activities:
    Net loss                       $(699,957)  $(234,159)     $(114,216)     $(49,864)
    Adjustments to reconcile net
       loss to net cash used
       in operating activities:
    Depreciation and amortization    129,545       9,332         34,132           740
    Loss on write-down of land to
       realizable value              180,000         -
    Minority interest               (230,615)    (79,487)       (61,933)       (5,918)
    (Increase) decrease in:
          Receivables               (32,163)      (2,371)       (22,439)      (26,390)
          Inventory                (430,921)      (1,200)         2,232      (233,320)
          Other assets              (77,144)        (700)       (46,627)       (5,204)
    (Decrease) increase in:
          Accounts payable and
            accrued expenses        183,428      113,090        (12,459)       41,948
          Other                        (199)      (9,691)           -             -
          Total adjustments        (278,069)      28,973       (107,094)     (228,144)

          Net cash used in operating
              activities           (978,026)    (205,186)      (221,310)     (278,008)
Cash flows from investing activities:
 Capital expenditures              (192,376)    (201,624)       (89,286)      (29,245)
Cash flows from financing activities:
 Proceeds from sale of stock             -       300,000             -            -
 Proceeds from note
   payable - stockholder                 -        40,000        150,000           -
 Proceeds from notes                750,000          -           50,000       700,000
 Repayment of notes                 (90,000)         -              -             -
 Proceeds from minority investor         -       750,000            -             -
          Net cash provided by financing
              Activities            660,000    1,090,000        200,000       700,000
Effect of exchange rate changes on
    cash                             11,592       40,887         (4,377)      (31,510)
Net increase (decrease) in cash
    and cash equivalents           (498,810)     724,077       (114,973)      361,237
Cash and cash equivalents, beginning
    of period                       850,210      126,133        351,400       850,210
Cash and cash equivalents, end of
    period                         $351,400     $850,210       $236,427    $1,211,447
Noncash financing and investing activities:
  In  1994,  the  Company  issued
    110 shares of its common  stock,
    valued at $600,000, for property
    and technology.
  In 1994, the minority investor in a
    joint  venture  contributed  land
    use rights, valued at $1,750,000, to
    the joint venture.

                            See accompanying summary of accounting policies
                             and notes to consolidated financial statements.

                                                                       F-19


                                          SUMMARY OF ACCOUNTING POLICIES
                (INFORMATION FOR SEPTEMBER 30, 1995 AND 1994 IS UNAUDITED.)


Line  of  Business      Northeast (USA) Corp. (the "Company") was incorporated
                        on February 24, 1993 in New York. The Company markets skin and body care products in the United States, Korea, Taiwan and China, as well as sells, on a wholesale basis, bulk ascorbic acid which it purchases from a Chinese manufacturer (affiliate).
                        Through its 56% owned Chinese subsidiary, it manufactures vitamin products for the Chinese market.
                        The Company commenced operations during the fiscal year ended June 30, 1995.

Basis  of Presentation  The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses, has no current source of funds and has a working capital deficit as of June 30, 1995. The Company's continued existence is dependent upon its ability to secure adequate financing. Should the acquisition with Celcor, Inc. take place (see Note 8), the combined entity will attempt to raise capital through a private placement; however, there are no assurances that the financing will occur. The financial statements do not include any adjustments that might result from
                        the  outcome  of   these uncertainties.

Principles of
  Consolidation         The consolidated financial statements include the
                        accounts of the Company, Shenyang United Vitatech
                        Ltd. ("UV"),  a  majority-owned  joint  venture
                        (see Note 1), and Northeast (Shenyang)  Consulting
                        Co., Ltd.,  an  inactive wholly-owned subsidiary.
                        Both subsidiaries are located  in Shenyang,  China.
                        All material intercompany accounts and transactions are eliminated.

Cash  and  Cash
  Equivalents           The Company considers investments with  original
                        maturities of three months or less when purchased to be cash equivalents. Cash balances at June 30, 1995 and September 30, 1995 consist primarily of Chinese bank accounts.

Inventories             Inventories are valued at the lower of cost or
                        market. Cost is determined by the first-in, first-out (FIFO) method.

                                                                        F-20
Property and Equipment,
and Depreciation        Property and equipment are stated at cost,
                        less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

Intangible Assets       In fiscal 1994, the Company issued 80 shares of its
                        common stock to Mannion Consultants Ltd. ("Mannion") to obtain certain proprietary technology which is finished and ready for commercialization and which will be used in producing the Company's vitamin and cosmetic products. The technology did not have an ascertainable book value as of the date of the transfer. Accordingly, no valuation has been assigned by the Company for this technology or the issued common shares. Mannion was not previously affiliated with either the Company or Celcor, Inc. (see Note 8).

                        The minority investor, NEGPF, contributed certain land use rights in mainland China as part of its investment in UV. This subsidiary will build a factory to produce and sell vitamin and cosmetic products on this land. NEGPF's cost basis for the land use rights ($1,750,000) was used to value this contribution. The rights have a life of 30 years, the life of the joint venture agreement (see
                        Note 1). Amortization on the land use rights totalled approximately $90,000 for the year ended June 30, 1995.

Translation of Foreign
Currencies              The financial position  and  results  of operations of
                        the Company's foreign subsidiaries are accounted for using the local currency as the functional currency.
                        Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at year-end.
                        Income statement accounts are translated at the average rate of exchange prevailing during the year.
                        Translation adjustments arising from the use of differing exchange rates from period to period and exchange gains and losses on intercompany balances of a long-term investment nature are included in the cumulative translation adjustment account in stockholders' equity.

                                                                         F-21

Income  Taxes           The Company follows Statement of Financial Accounting
                        Standards No.  109 ("SFAS No. 109"), "Accounting for
                        Income Taxes". SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Revenue Recognition     The Company recognizes its revenues upon shipment of
                        the related goods.

Research and Development
                        Research and development costs (which have been immaterial to date) are expensed as incurred.

Interim  Periods        The results  of operations  for  the  three  months
                        ended September 30, 1995 and 1994 are not necessarily indicative of the results to be expected for the full fiscal year. All information for the three months ended September 30, 1995 and 1994 is unaudited and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of such information for the respective periods.

Reclassification        Certain 1994 balances were reclassified to conform with
                        the 1995 presentation.
                                                                        F-22



                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INFORMATION FOR SEPTEMBER 30, 1995 AND 1994 IS UNAUDITED)

 1. Joint Venture
    Agreement           The Company formed a joint venture agreement with
                        NEGPF whereby both companies agreed to establish
                        UV. UV will construct a factory to produce and sell vitamin and cosmetic products. The Company will contribute a portion of the technology it acquired in fiscal 1994 (see Summary of Accounting Policies) and cash of $2.1 million in consideration of 56.52% ownership of UV. In October 1994, the Company paid
                        $1 million to UV. The balance of the Company's cash investment ($1.1 million) is to be paid by December 31, 1995. The Company's contributions to UV have been (or will be) eliminated in consolidation.

                        NEGPF agreed to contribute land use rights (see
                        Summary of Accounting Policies) and cash of $750,000 in consideration of 43.48% ownership of UV. These contributions were made prior to June 30, 1994.
                        The minority interest balances at June 30, 1995 and September 30, 1995 represent NEGPF's investment in UV as of those dates, reduced for its share of UV's losses.

 2. Inventories         Inventories consist of the following:


                                          June 30,         September 30,
                                            1995                1995

                        Raw materials    $242,194          $303,215
                        Work-in-process    14,421             8,309
                        Finished goods    175,506           118,365
                                         $432,121          $429,889

                                                                        F-23

 3. Property and Equipment

                        Property and equipment consist of the following:

                                                June 30,      September 30,
                                                  1995            1995
        Machinery and equipment                 $158,507        $206,486
        Furniture and fixtures                    26,268          32,243
        Automobiles                              211,516         211,059
        Leasehold improvements                       -            26,847
                                                 396,291         476,635
        Less: Accumulated depreciation            47,756          53,849
                                                $348,535        $422,786

4. Land Held for Sale   In 1994, thirty (30) shares of the Company's common
                        stock were issued to Dziou Tai Associates (a company controlled by a relative of the chief executive officer of the Company) in exchange for land in Queens, New
                        York. The Company originally planned to build a residential and office complex on the land. The property acquired was valued at the predecessor owner's cost basis of $600,000.

                        During fiscal 1995, the Company decided to sell the land. The land was written down by $180,000 to reflect the estimated realizable value of the land. The asset has been classified as long term since the Company cannot determine when the asset will be sold. See
                        Note 9.

5. Income Taxes         At June 30, 1995, the Company had a net operating loss
                        for Federal income tax purposes of $364,000 which expires in 2008. A deferred tax asset of $120,000 has been offset by a valuation allowance of the same amount.
                        The Company also has a foreign net operating loss in the amount of $705,000 which expires in 2000.
                        Deferred tax assets of $235,000 have been offset by a valuation allowance.

6. Commitments          The Company leases office space in New York on a
                        month-to-month basis. Rent expense totaled $37,000 in fiscal 1995 and $28,000 in fiscal 1994.

                                                                        F-24

                        The Company has a consulting fee arrangement with one of its shareholders. The fee is $8,000 per month and expires in December 1996. Expenses totaled $108,000 in fiscal 1995 and $54,000 in fiscal 1994.

7. Business Operations  The Company is located in New York and the subsidiaries
                        (which were formed in fiscal 1994) are located in China. The identifiable assets of the Chinese operation total $2,900,000 at June 30, 1995 and $2,350,000 at June 30,
                        1994. The pre-tax loss of the Chinese operation totals $530,000 and $180,000 and the capital expenditures were $140,000 and $198,000 for the years ended June 30, 1995 and 1994, respectively. Almost all sales occurred domestically.

                        Sales to one customer totaled $819,000 in fiscal 1995. There were no sales to this customer during the period ended September 30, 1995. The majority of purchases of inventory were from NEGPF.

8. Potential Acquisition
   and Notes Payable
   to Celcor            On August 15, 1994, the Company signed a letter of
                        intent to merge with Celcor, Inc. ("Celcor") and, on March 15, 1995, executed an Agreement and Plan of Merger with Celcor. The transaction is subject, among other conditions, to completion of a due diligence examination and stockholder approval. The Company's stockholders would receive 1,750,000 shares of Celcor's common stock for all of the issued and outstanding shares of the Company.

                        On August 9, 1994, Celcor loaned $700,000 to the Company. This loan, evidenced by a promissory note, does not bear interest until the original maturity date, November 30, 1994, at which time interest would have accrued at 15% per annum. The maturity date of the loan has been extended to February 28, 1996 by Celcor as the proposed merger continues to proceed. Concurrent to the note, the Company's stockholders pledged all existing shares of their common stock as collateral.

                        In October and November 1995, the Company repaid $20,000 of this loan.
                                                                        F-25

9. Notes Payable        On July 11, 1995, the Company entered into an unsecured
                        promissory note for $50,000 with a bank due in 90 days paying interest at 11.5%. This note was repaid by the Company on its maturity date in October 1995.

                        In September 1995, the president of the Company loaned $150,000 to the Company. The loan is payable on demand and has interest at 11.25%.